Exhibit 10.1


         SENIOR SECURED, SUPER PRIORITY, PRIMING DEBTOR-IN-POSSESSION
                               CREDIT AGREEMENT


                                  dated as of


                                January 4, 2006


                                     among


                              PLIANT CORPORATION,
                              as Parent Borrower,


                The Domestic Subsidiary Borrowers Party Hereto,


                           The Lenders Party Hereto,


                     GENERAL ELECTRIC CAPITAL CORPORATION,
             as Administrative Agent, Collateral Agent and Lender,


                     MORGAN STANLEY SENIOR FUNDING, INC.,
                       as Syndication Agent and a Lender


                                      and

                           GE CAPITAL MARKETS, INC.,
                       as Lead Arranger and Book Runner


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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      Definitions...................................................2

      SECTION 1.01.  Defined Terms...........................................2

      SECTION 1.02.  Classification of Loans and Borrowings.................40

      SECTION 1.03.  Terms Generally........................................40

      SECTION 1.04.  Accounting Terms; GAAP.................................41

ARTICLE II     The Credits..................................................41

      SECTION 2.01.  Commitments; Loans Outstanding on Effective Date.......41

      SECTION 2.02.  Loans and Borrowings...................................41

      SECTION 2.03.  Requests for Borrowings................................42

      SECTION 2.04.  Swingline Loans........................................43

      SECTION 2.05.  Letters of Credit......................................44

      SECTION 2.06.  Funding of Borrowings..................................49

      SECTION 2.07.  Interest Elections.....................................49

      SECTION 2.08.  Termination and Reduction of Commitments...............51

      SECTION 2.09.  Repayment of Loans; Evidence of Debt...................51

      SECTION 2.10.  Prepayment of Loans....................................52

      SECTION 2.11.  Fees...................................................54

      SECTION 2.12.  Interest...............................................55

      SECTION 2.13.  Alternate Rate of Interest.............................56

      SECTION 2.14.  Increased Costs........................................57

      SECTION 2.15.  Break Funding Payments.................................58

      SECTION 2.16.  Taxes..................................................58

      SECTION 2.17.  Payments Generally; Pro Rata Treatment;
                     Sharing of Setoffs.....................................60

      SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.........63

      SECTION 2.19.  Protective Advances....................................64

      SECTION 2.20.  Super Priority Nature of Obligations and
                     Lenders' Liens.........................................65

      SECTION 2.21.  Payment of Obligations.................................66

      SECTION 2.22.  No Discharge; Survival of Claims.......................66

      SECTION 2.23.  Release................................................66

      SECTION 2.24.  Waiver of any Priming Rights...........................67


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ARTICLE III    Representations and Warranties...............................67

      SECTION 3.01.  Organization; Powers...................................67

      SECTION 3.02.  Authorization; Enforceability..........................67

      SECTION 3.03.  Governmental Approvals; No Conflicts...................68

      SECTION 3.04.  Financial Condition; No Material Adverse Change........68

      SECTION 3.05.  Properties.............................................69

      SECTION 3.06.  Litigation and Environmental Matters...................69

      SECTION 3.07.  Compliance with Laws and Agreements....................69

      SECTION 3.08.  Investment Company Status..............................70

      SECTION 3.09.  Taxes..................................................70

      SECTION 3.10.  ERISA..................................................70

      SECTION 3.11.  Disclosure.............................................70

      SECTION 3.12.  Subsidiaries...........................................71

      SECTION 3.13.  Insurance..............................................71

      SECTION 3.14.  Labor Matters..........................................71

      SECTION 3.15.  [Intentionally Omitted]................................71

      SECTION 3.16.  Security Documents.....................................71

      SECTION 3.17.  Federal Reserve Regulations............................72

      SECTION 3.18.  Reorganization Matters.................................73

      SECTION 3.19.  Related Names..........................................73

      SECTION 3.20.  Permanent Establishment in Canada......................73

ARTICLE IV     Conditions...................................................74

      SECTION 4.01.  Effective Date.........................................74

      SECTION 4.02.  Subsequent to the Effective Date.......................77

      SECTION 4.03.  Each Credit Event......................................78

ARTICLE V      Affirmative Covenants........................................79

      SECTION 5.01.  Financial Statements and Other Information.............79

      SECTION 5.02.  Notices of Material Events.............................82

      SECTION 5.03.  Information Regarding Collateral.......................83

      SECTION 5.04.  Existence; Conduct of Business.........................83

      SECTION 5.05.  Payment of Obligations; Compliance with Leases.........84

      SECTION 5.06.  Maintenance of Properties..............................84

      SECTION 5.07.  Insurance..............................................84

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      SECTION 5.08.  Casualty and Condemnation..............................85

      SECTION 5.09.  Books and Records; Inspection and Audit Rights.........85

      SECTION 5.10.  Compliance with Laws...................................86

      SECTION 5.11.  Use of Proceeds and Letters of Credit..................86

      SECTION 5.12.  Additional Subsidiaries................................87

      SECTION 5.13.  Further Assurances.....................................88

      SECTION 5.14.  Supplemental Disclosure................................88

      SECTION 5.15.  Intellectual Property..................................89

      SECTION 5.16.  Landlord Lien Waivers, Mortgagee Agreements and
                     Bailee Letters.........................................89

      SECTION 5.17.  Depository Banks.......................................89

      SECTION 5.18.  ERISA..................................................89

ARTICLE VI     Negative Covenants...........................................89

      SECTION 6.01.  Indebtedness...........................................89

      SECTION 6.02.  Certain Equity Securities..............................91

      SECTION 6.03.  Liens..................................................91

      SECTION 6.04.  Fundamental Changes....................................93

      SECTION 6.05.  Investments, Loans, Advances, Guarantees and
                     Acquisitions...........................................93

      SECTION 6.06.  Asset Sales............................................95

      SECTION 6.07.  Sale and Lease-Back Transactions.......................96

      SECTION 6.08.  Swap Agreements........................................96

      SECTION 6.09.  Restricted Payments; Certain Payments of Indebtedness..97

      SECTION 6.10.  Transactions with Affiliates...........................97

      SECTION 6.11.  Restrictive Agreements.................................97

      SECTION 6.12.  Amendment of Material Documents........................98

      SECTION 6.13.  Repayment of Indebtedness..............................99

      SECTION 6.14.  Cash Held by Foreign Subsidiaries......................99

      SECTION 6.15.  ERISA..................................................99

      SECTION 6.16.  Cancellation of Indebtedness...........................99

      SECTION 6.17.  Change in Fiscal Year; Accounting Policies.............99

      SECTION 6.18.  Financial Covenants...................................100

      SECTION 6.19.  No Additional Deposit Accounts........................100

      SECTION 6.20.  Pliant Investment, Inc. and Alliant Company LLC.......100


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      SECTION 6.21.  Reclamation Claims....................................100

      SECTION 6.22.  Chapter 11 Claims.....................................101

ARTICLE VII    Events of Default...........................................101

ARTICLE VIII   The Agents..................................................105

ARTICLE IX     [Intentionally Omitted].....................................108

ARTICLE X      Miscellaneous...............................................108

      SECTION 10.01. Notices...............................................108

      SECTION 10.02. Waivers; Amendments...................................109

      SECTION 10.03. Expenses; Indemnity; Damage Waiver; Joint and
                     Several Obligations...................................111

      SECTION 10.04. Successors and Assigns................................112

      SECTION 10.05. Survival..............................................116

      SECTION 10.06. Counterparts; Integration; Effectiveness..............116

      SECTION 10.07. Severability..........................................117

      SECTION 10.08. Right of Setoff.......................................117

      SECTION 10.09. Governing Law; Jurisdiction;
                     Consent to Service of Process.........................117

      SECTION 10.10. WAIVER OF JURY TRIAL..................................118

      SECTION 10.11. Headings..............................................118

      SECTION 10.12. Confidentiality.......................................118

      SECTION 10.13. Conversion of Currencies..............................119

      SECTION 10.14. Interest Rate Limitation..............................119

      SECTION 10.15. Conflict of Terms.....................................120

      SECTION 10.16. Parties Including Trustees;
                     Bankruptcy Court Proceedings..........................120

      SECTION 10.17. Pre-Petition Loan Agreement...........................120

      SECTION 10.18. Agents as Party in Interest...........................120

ARTICLE XI     Cross-Guaranty, Subrogation, Contribution and Subordination.120

      SECTION 11.01. Cross-Guaranty........................................120

      SECTION 11.02. Waivers by the Borrowers..............................121

      SECTION 11.03. Benefit of Guaranty...................................121

      SECTION 11.04. Waiver of Subrogation, Etc............................121

      SECTION 11.05. Election of Remedies..................................122

      SECTION 11.06. Limitation............................................122

      SECTION 11.07. Contribution with Respect to Guaranty Obligations.....123


                                      iv

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      SECTION 11.08. Liability Cumulative..................................123

      SECTION 11.09. Subordination.........................................124


                                      v

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SCHEDULES:
Schedule 1.01(a)    Mortgaged Properties
Schedule 1.01(b)    Existing Letters of Credit
Schedule 1.01(c)    Domestic Subsidiary Borrowers
Schedule 1.01(d)    Excluded Subsidiaries
Schedule 2.01(a)    Domestic Commitments
Schedule 3.05       Owned or Leased Property
Schedule 3.12       Subsidiaries
Schedule 3.13       Insurance
Schedule 3.16(d)    Mortgage Filing Offices
Schedule 4.01(y)    First Day Orders
Schedule 5.07       Insurance Levels
Schedule 6.01       Existing Indebtedness
Schedule 6.03       Existing Liens
Schedule 6.05(b)    Existing Investments
Schedule 6.06       Asset Sales
Schedule 6.10       Affiliate Transactions
Schedule 6.11       Existing Restrictions
Schedule 6.19       Deposit Accounts


EXHIBITS:

Exhibit A           Form of Assignment and Assumption
Exhibit B           Form of Guarantee Agreement
Exhibit C-1         Form of Domestic Pledge Agreement
Exhibit C-2         Form of Canadian Pledge Agreement
Exhibit D-1         Form of Domestic Security Agreement
Exhibit D-2         Form of Canadian Security Agreement
Exhibit E           Form of Borrowing Base Certificate
Exhibit F           Form of Interim Order

            SENIOR SECURED, SUPER PRIORITY, PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of January 4, 2006, among PLIANT CORPORATION, a Utah corporation, the Domestic Subsidiary Borrowers party hereto, the Lenders party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.


                                   RECITALS

            WHEREAS, on January 3, 2006 (the "Petition Date"), the Borrowers and the Guarantors (each, a "Filing Company") commenced Chapter 11 Case Nos. 06-10000 through 06-10010, jointly administered under Chapter 11 Case No. 06-10001 (each a "Chapter 11 Case" and collectively, the "Chapter 11 Cases") by filing separate voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Each Filing Company continues to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

            WHEREAS, prior to the Petition Date, the Pre-Petition Lenders provided financing to inter alia Borrowers pursuant to that certain Amended and Restated Credit Agreement, dated as of November 21, 2005, among the Parent Borrower, Uniplast Industries Co., and the Subsidiaries of Parent Borrower party thereto as borrowers, as Borrowers, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Domestic B Agent, and GE Capital, as Domestic A Agent, Administrative Agent and Collateral Agent (the "Pre-Petition Collateral Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Pre-Petition Loan Agreement");

            WHEREAS, the Borrowers have requested that Lenders provide a senior secured, super-priority, priming revolving credit facility to Borrowers of up to Two Hundred Million Dollars ($200,000,000) in the aggregate to fund the working capital requirements of the Borrowers during the pendency of the Chapter 11 Cases;

            WHEREAS, the Lenders are willing to make certain loans and other extensions of credit to the Borrowers of up to such amount upon the terms and conditions set forth herein;

            WHEREAS, the Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to the Collateral Agent, for the benefit of the Agents and the Lenders, a first priority, priming security interest in and lien (subject to certain limited exceptions as provided herein) upon all of their existing and after-acquired personal and real property;

            WHEREAS, the Guarantors are willing to Guarantee all of the obligations of the Borrowers to the Agents and the Lenders under the Loan Documents and to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a first priority, priming security interest (subject to certain limited exceptions as provided herein) in all of their respective assets to secure such Guarantee;

            WHEREAS, the Borrowers' business is a mutual and collective enterprise and the Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and facilitate the administration of the Chapter 11 Cases and their loan relationship with the Agents and the Lenders, all to the mutual advantage of the Borrowers and their respective subsidiaries;

            WHEREAS, each Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Borrowers as provided in this Agreement; and

            WHEREAS, the Agents' and the Lenders' willingness to extend financial accommodations to the Borrowers, and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and at the Borrowers' request and in furtherance of the Borrowers' mutual and collective enterprise.

            NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                  Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Account" shall have the meaning assigned to such term in the New York Uniform Commercial Code and shall also include any right to payment for goods sold or leased, or for services rendered, whether or not earned by performance.

            "Account Debtor" means any Person who is, or may be, obligated to any Loan Party under, with respect to or on account of an Account.

            "Accumulated Investment Balance" means, at any time, the aggregate amount of investments, loans, advances and Indebtedness required to be added to the "Accumulated Investment Balance" pursuant to Sections 6.05(c)(ii),
(d)(ii), (e)(iii) and (l)(ii) that remain outstanding at such time.

            "Additional Eligible Accounts Receivable Amount" means an incremental 10% of the Adjusted Eligible Accounts Receivable in excess of the Adjusted Eligible Accounts Receivable included in the calculation of the Borrowing Base pursuant to clause (a)(i)(A) of the

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definition thereof, in an aggregate amount not to exceed 95% of the Adjusted
Eligible Accounts Receivable.

            "Additional Eligible Finished Goods Amount" means (a) if the Borrowing Base is calculated pursuant to clause (a)(i)(B)(1) of the definition thereof, then an incremental 20% of the Adjusted Eligible Finished Goods in excess of the Adjusted Eligible Finished Goods included in the calculation of the Borrowing Base pursuant to clause (a)(i)(B)(1) of the definition thereof, in an aggregate amount not to exceed 85% of the Adjusted Eligible Finished Goods and (b) if the Borrowing Base is calculated pursuant to clause
(a)(i)(B)(2) of the definition thereof, then, the product of (i) an incremental 10% of the Adjusted Eligible Finished Goods in excess of the Adjusted Eligible Finished Goods included in the calculation of the Borrowing Base pursuant to clause (a)(i)(B)(2) of the definition thereof, in an aggregate amount not to exceed 95% of the Adjusted Eligible Finished Goods multiplied by (ii) the Recovery Rate with respect to Adjusted Eligible Finished Goods.

            "Additional Eligible Raw Materials Amount" means (a) if the Borrowing Base is calculated pursuant to clause (a)(i)(C)(1) of the definition thereof, then an incremental 20% of the Adjusted Eligible Raw Materials in excess of the Adjusted Eligible Raw Materials included in the calculation of the Borrowing Base pursuant to clause (a)(i)(C)(1) of the definition thereof, in an aggregate amount not to exceed 55% of the Adjusted Eligible Raw Materials and (b) if the Borrowing Base is calculated pursuant to clause
(a)(i)(C)(2) of the definition thereof, then, the product of (i) an incremental 10% of the Adjusted Eligible Raw Materials in excess of the Adjusted Eligible Raw Materials included in the calculation of the Borrowing Base pursuant to clause (a)(i)(C)(2) of the definition thereof, in an aggregate amount not to exceed 95% of the Adjusted Eligible Raw Materials multiplied by (ii) the Recovery Rate with respect to Adjusted Eligible Raw Materials.

            "Adjusted Eligible Accounts Receivable" means, on any date, the amount of Eligible Accounts Receivable on such date, minus the Dilution Reserve on such date.

            "Adjusted Eligible Finished Goods" means, on any date, the amount of Eligible Finished Goods on such date, minus the Inventory Reserves with respect to such Eligible Finished Goods on such date.

            "Adjusted Eligible Raw Materials" means, on any date, the amount of Eligible Raw Materials on such date, minus the Inventory Reserves with respect to such Eligible Raw Materials on such date.

            "Administrative Agent" means General Electric Capital Corporation, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means, collectively, the Administrative Agent and the Collateral Agent or, as the context may require, any such Agent.

            "Allocable Amount" has the meaning assigned to such term in
Section 11.07(b).

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Amended 2004 Notes" has the meaning assigned to such term in the definition of "2004 Notes Restatement".

            "Applicable Percentage" means, (a) with respect to any Domestic Lender, the percentage of the total amount of the Domestic Commitments represented by such Domestic Lender's Domestic Commitment. If the Commitments of any Class have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments.

            "Approved Fund" has the meaning assigned to such term in Section 10.04.

            "Arranger" means GE Capital Markets, Inc., as arranger and book runner for the Loans.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Amount" means, at any time, an amount equal to (a) the lesser of (i) the total amount of the Commitments at such time and (ii) the Borrowing Base in effect at such time minus (b) the total Revolving Exposures at such time.

            "Bailee Letter" means a written agreement reasonably acceptable to the Collateral Agent, pursuant to which a bailee of Inventory or Equipment of any Loan Party agrees to hold such Inventory or Equipment, as applicable, for the benefit of the Collateral Agent, to waive or subordinate its rights and claims as bailee in such Inventory or Equipment, as applicable, including warehouseman's liens, processor's liens, rights of levy and distraint for rent, grant access to the Collateral Agent for the repossession and sale of such Inventory or Equipment, as applicable, and make other agreements relative thereto.

            "Bankruptcy Code" has the meaning assigned to such term in the recitals to this Agreement.

            "Bankruptcy Court" shall have the meaning assigned to it in the recitals to the Agreement.

            "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

            "Banking Services" means overdrafts and related liabilities owed to any of the Lenders (or any Affiliates thereof) arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds.

            "Banking Services Obligations" of any Loan Party means all monetary obligations of such Loan Party in respect of Banking Services.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means the Parent Borrower or any Domestic Subsidiary Borrower.

            "Borrowing" means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and
(c) a Protective Advance.

             "Borrowing Base" means, at any time of determination, an amount equal to the sum, without duplication of:

            (a) the lesser of (i)(A) 85% of each Loan Party's Adjusted Eligible Accounts Receivable, plus (B) the lesser of (1) 65% of each Loan Party's Adjusted Eligible Finished Goods and (2) the product of (x) 85% of each Loan Party's Adjusted Eligible Finished Goods multiplied by (y) the Recovery Rate with respect to Adjusted Eligible Finished Goods, plus (C) the lesser of (1) 35% of each Loan Party's Adjusted Eligible Raw Materials and (2) the product of (x) 85% of each Loan Party's Adjusted Eligible Raw Materials multiplied by (y) the Recovery Rate with respect to Adjusted Eligible Raw Materials and (ii) $123,735,000, plus

            (b) the lesser of (i)(A) the Additional Eligible Accounts Receivable Amount plus (B) the Additional Eligible Finished Goods Amount plus
(C) the Additional Eligible Raw Materials Amount and (ii) $20,000,000, minus

            (c) an amount equal to $131,218,000 (equal to the Aggregate Borrowing Bases under and as defined in the Pre-Petition Loan Agreement on the Effective Date) plus any additional amounts owing from time to time by any Loan Party under the Pre-Petition Loan Agreement or any of the loan documents or instruments entered into in connection therewith, plus

            (d) the lesser of (i)(A) 50% of each Loan Party's Eligible Real Estate valued at market value plus (B) 70% of the Net Forced Liquidation Value of each Loan Party's Eligible Machinery and Equipment and (ii) $100,000,000, minus

            (e) the Minimum Availability Reserve, minus

            (f) the Rent Reserve, minus

            (g) the Priority Payables Reserve, minus

            (h) the Secured Obligations Reserve, minus

            (i) the Carve-Out Reserve, minus

            (j) any Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agents pursuant to this Agreement. Standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time solely at the discretion of the Administrative Agent, with any changes in such standards to be effective immediately after delivery of notice thereof to the Parent Borrower. For purposes of calculating the Borrowing Base on any date, all amounts reflected or outstanding in Canadian Dollars shall be translated into dollars at the exchange rate in effect on such date, as determined in good faith by the Parent Borrower.

            "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit E (with such changes therein as may be required by either Agent, to reflect the components of, and reserves against, the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Parent Borrower, which certificate shall include appropriate exhibits, schedules, supporting documentation and reports as reasonably requested by either Agent.

            "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks generally are not open for dealings in dollar deposits in the London interbank market.

            "Canadian Court" means the Ontario Superior Court of Justice (Commercial List).

            "Canadian Dollars" or "Cdn$" refers to lawful money of Canada.

            "Canadian Final Order" means, collectively, the order of the Canadian Court to be issued upon motion of each Canadian Guarantor, under
Section 18.6 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 ("CCAA"), together with all extensions, modifications and amendments thereto, in each case in form and substance reasonably satisfactory to Agents, which, among other matters but not by way of limitation, recognizes and declares the Final Order enforceable in Canada.

            "Canadian Guarantors" means Uniplast Holdings Co., a company organized under the laws of Nova Scotia, Pliant Corporation of Canada Ltd., a limited liability company organized under the laws of Ontario, and Pliant Packaging of Canada, LLC, a Utah limited liability company.

            "Canadian Interim Order" means, collectively, the order of the Canadian Court to be issued upon motion of each Canadian Guarantor, under
Section 18.6 of the CCAA, together with all extensions, modifications and amendments thereto, in each case in form and substance reasonably satisfactory to Agents, which, among other matters but not by way of limitation, recognizes and declares the Interim Order enforceable in Canada.

            "Canadian Perfection Certificate" has the meaning assigned to the term "Perfection Certificate" in the Canadian Security Agreement.

            "Canadian Pledge Agreement" means the Canadian Pledge Agreement, substantially in the form of Exhibit C-2, among the Canadian Guarantors (other than Pliant Packaging of Canada, LLC) and the Collateral Agent.

            "Canadian Security Agreement" means the Canadian Security Agreement, substantially in the form of Exhibit D-2, among the Parent Borrower, the Canadian Guarantors, Pliant Solutions Corporation and the Collateral Agent.

            "Canadian Stay Order" means, collectively, the order of the Canadian Court to be issued on motion of each Canadian Guarantor, under
Section 18.6 of the CCAA, together with all extensions, modifications and amendments thereto, in each case in form and substance reasonably satisfactory to Agent, which, among other matters but not by way of limitation, recognizes the Chapter 11 Cases and imposes a stay of proceedings against creditors and others in Canada.

            "Capital Expenditures" means, for any period, without duplication,
(a) the additions to property, plant and equipment and other capital expenditures of the Parent Borrower and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent Borrower and the Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Parent Borrower and the Subsidiaries during such period.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Carve-Out Amount" has the meaning assigned to such term in
Section 2.20(c).

            "Carve-Out Event" means at any time an Event of Default has occurred and is continuing.

            "Carve-Out Expenses" has the meaning assigned to such term in
Section 2.20(c).

            "Carve-Out Reserve" means a reserve or reserves in the full amount of the Carve-Out Amount as established by the Administrative Agent on the Effective Date.

            "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding any portion thereof in respect of interest not required to be paid in cash during such period or within one year thereafter.

            "Cash Management Arrangement" means any arrangement pursuant to which any financial institution provides any Loan Party with treasury, depositary or cash management services or automated clearinghouse transfers of funds.

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.

            "Change in Control" means, at any time, (a) the failure by the Control Group to own, directly or indirectly, beneficially and of record, Equity Interests in the Parent Borrower representing 25% of the aggregate voting power represented by the issued and outstanding Equity Interests in the Parent Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) other than the Control Group, of Equity Interests in the Parent Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent Borrower; provided that the Control Group owns beneficially and of record, in the aggregate, a lesser percentage of such voting power; (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (i) nominated by members of the Control Group or the board of directors of the Parent Borrower nor (ii) appointed by directors so nominated;
(d) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Parent Borrower (or a Wholly Owned Subsidiary of the Parent Borrower that is a Loan Party) of any Equity Interests in any Domestic Subsidiary Borrower; or (e) the occurrence of a "Change of Control" as defined under the Senior First Lien Note Documents, the Senior Second Lien Note Documents, the Senior Subordinated Note Documents or the terms of the Existing Preferred Stock. If, at any time, any of the members of the board of directors of the Parent Borrower shall have more than one vote per Person, then any determination of a majority of the board of directors shall be based on a majority of the voting power of the members thereof rather than a majority of the members or seats.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

            "Chapter 11 Case" and Chapter 11 Cases" has the meaning assigned to such terms in the recitals to this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Swingline Loans or Protective Advances. "Class", when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.

            "Class of Eligible Inventory" means each of Eligible Finished Goods and Eligible Raw Materials.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

            "Collateral Agent" means General Electric Capital Corporation, in its capacity as Collateral Agent for the Secured Parties under the Security Documents.

            "Collateral Documentation Date" means the date which is ten (10) days following entry of the Final Order by the Bankruptcy Court.

            "Commitment" means a Domestic Commitment.

            "Committees" shall mean collectively, the official committee of unsecured creditors and any other committee formed, appointed, or approved in the Chapter 11 Cases and each of such Committees shall be referred to herein as a Committee.

             "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation, amortization and other non-cash charges or losses for such period (but excluding any such charge that requires an accrual of, or a cash reserve for, anticipated cash charges for any future period); provided that any non-cash charges or losses that are added-back to Consolidated Net Income pursuant to this clause (c) shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made; (d) non-cash expenses resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of the Parent Borrower or any Subsidiary pursuant to a written plan or agreement, (e) all non-recurring transaction and financing expenses resulting from the Transactions, (f) all non-recurring transaction and financing expenses resulting from (i) modifications to the Senior Subordinated
Note Indenture entered into in connection with the Pre-Petition Loan Agreement and (ii) ongoing discussions and negotiations with the holders of the Senior Subordinated Notes regarding the possible restructuring of their claims with respect thereto, (g) all losses during such period resulting from the sale or other disposition of any asset of the Parent Borrower or any Subsidiary outside the ordinary course of business and (h) any Excluded Charges during such period, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, (a) all extraordinary gains during such period and (b) all gains during such period resulting from the sale or other disposition of any asset of the Parent Borrower or any Subsidiary outside the ordinary course of business, all as determined on a consolidated basis with respect to the Parent Borrower and the

Subsidiaries in accordance with GAAP. If the Parent Borrower or any Subsidiary has made any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.06 during the relevant period for determining Consolidated EBITDA, Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if such sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms, and assuming that any Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA.

            "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued by the Parent Borrower and the Subsidiaries during such period (net of payments made or received under interest rate protection agreements and net of interest income), determined on a consolidated basis in accordance with GAAP; provided that "Consolidated Interest Expense" shall not include non-cash interest expense in respect of the Senior Subordinated Notes arising because (i) the Senior Subordinated Notes and the Warrants were issued at a discount to their face value or (ii) a portion of the issue price of the Senior Subordinated Notes and the Warrants was allocated to the Warrants.

            "Consolidated Net Income" means, for any period, net income or loss of the Parent Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any unconsolidated Subsidiary and any Person in which any other Person (other than the Parent Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a de minimus number of shares in order to comply with other similar requirements) has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid by such Subsidiary or other Person during such period to the Parent Borrower or any other Subsidiary that is not subject to the restrictions set forth in clause (a) or (b) hereof (provided that the Parent Borrower's or any other Subsidiary's equity in the net loss of any such Subsidiary or Person for such period shall be included in determining Consolidated Net Income), (b) the income (but not the loss) of any Subsidiary to the extent that such Subsidiary is contractually or legally prohibited from paying dividends, except to the extent of the amount of dividends or other distributions actually paid by such Subsidiary during such period to the Parent Borrower or any other Subsidiary that is not subject to the restrictions set forth in clause (a) or (b) hereof, (c) the income (or loss) of any Person accrued prior to the date it becomes (or, for pro forma purposes, is deemed to have become) a Subsidiary or is merged into or consolidated with the Parent Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Parent Borrower or any of the Subsidiaries and (d) expenses and fees incurred by the Borrowers and allowed by the Bankruptcy Court in the Chapter 11 Cases.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Control Group" means collectively the Sponsor and all Persons Controlled by the Sponsor (other than any operating company Controlled by the Sponsor).

            "Credit Exposure" means, as to any Lender at any time, the sum of
(a) such Lender's Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

            "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Depository Banks" has the meaning assigned to such term in
Section 4.01(s).

            "Dilution Factors" means, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits that are recorded to reduce accounts receivable of the Loan Parties in a manner consistent with current and historical accounting practices of the Loan Parties.

            "Dilution Ratio" means, at any date, (a) the amount (expressed as a percentage) equal to (i) the aggregate amount of the applicable Dilution Factors for the 12 most recently ended fiscal months of the Parent Borrower divided by (ii) total gross sales of the Loan Parties for the 12 most recently ended fiscal months of the Parent Borrower, minus (b) 5%; provided that the Dilution Ratio shall not be less than zero.

            "Dilution Reserve" means, at any date, the Dilution Ratio on such date multiplied by the amount of Eligible Accounts Receivable on such date.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Commitment" means, with respect to each Domestic Lender, the commitment of such Domestic Lender to make Domestic Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Domestic Lender's Domestic Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Domestic Lender pursuant to Section 10.04, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Domestic Lender's Domestic Commitment is set forth on Schedule 2.01(a), or in the Assignment and Assumption pursuant to which such Domestic Lender shall have assumed its Domestic Commitment, as applicable. The initial aggregate amount of the Domestic Lenders' Domestic Commitments is $200,000,000.

            "Domestic Lender" means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto as a Domestic Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an

Assignment and Assumption. Unless the context otherwise requires, the term "Domestic Lenders" includes the Swingline Lender.

            "Domestic Perfection Certificate" has the meaning assigned to the term "Perfection Certificate" in the Domestic Security Agreement.

            "Domestic Pledge Agreement" means the Domestic Pledge Agreement, substantially in the form of Exhibit C-1, among each Loan Party (other than the Canadian Guarantors (but including Pliant Packaging of Canada, LLC) and any other Loan Party that is a Foreign Subsidiary) and the Collateral Agent.

             "Domestic Revolving Exposure" means, with respect to any Domestic Lender at any time, the sum of the outstanding principal amount of such Domestic Lender's Domestic Revolving Loans and its LC Exposure and Swingline Exposure at such time.

            "Domestic Revolving Loan" means a Loan made by a Domestic Lender pursuant to Section 2.01(a). Each Domestic Revolving Loan shall be a Eurodollar Loan or an ABR Loan.

            "Domestic Security Agreement" means the Domestic Security Agreement, substantially in the form of Exhibit D-1, among each Loan Party (other than the Canadian Guarantors (but including Pliant Packaging of Canada,
LLC) and any other Loan Party that is a Foreign Subsidiary) and the Collateral Agent.

            "Domestic Subsidiary Borrower" means each Subsidiary of the Parent Borrower listed on Schedule 1.01(c).

            "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

            "Eligible Accounts Receivable" means, at any time of determination, the aggregate of the amounts (determined as provided in the second succeeding sentence) for each Account of the Loan Parties that satisfies the following criteria at the time of creation and continues to meet the same at such time of determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to any Loan Party from, the purchaser of goods or services, in each case originated in the ordinary course of business of such Loan Party, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (t) below or otherwise deemed, solely at the discretion of the Administrative Agent to be ineligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as Eligible Accounts Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party. The amount to be so included in Eligible Accounts Receivable at any time with respect to Accounts shall be the face amount of Accounts, reduced by, without duplication and to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, debit memos, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement, (iii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account and
(iv) with respect to an Account of the Canadian Guarantors or any Subsidiary of the Canadian Guarantors that is a Loan Party, the amount of all goods and services taxes, harmonized taxes and sales taxes payable in respect of such Account. Standards of eligibility may be fixed from time to time solely at the discretion of the Administrative Agent, with any changes in such standards to be effective immediately after delivery of notice thereof to the Parent Borrower. Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Account Receivable if:

          (a) the applicable Loan Party does not have sole lawful and absolute title to such Account; or

          (b) such Account (i) is unpaid more than 90 days from the original date of invoice or 60 days from the original due date or (ii) has been written off the books of the applicable Loan Party or has been otherwise designated on such books as uncollectible; or

          (c) more than 50% in face amount of all Accounts of the Account Debtor with respect to such Account are ineligible pursuant to clause (b) above; or

          (d) the Account Debtor with respect to such Account is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

          (e) such Account is not payable in dollars or the applicable Account Debtor is either not organized under the laws of the United States of America or any State thereof or the District of Columbia or is located or has its principal place of business or substantially all its assets outside the United States; provided that, with respect to an Account of the Canadian Guarantors or any Subsidiary of the Canadian Guarantors that is a Loan Party, such Account may be payable in Canadian Dollars and the applicable Account Debtor may be organized under the laws of Canada or any province thereof and be located or have its principal place of business or substantially all its assets in Canada; or

          (f) the applicable Account Debtor is the United States of America or Canada or any department, agency or instrumentality thereof, unless the relevant Loan Party duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, or the Financial Administration Act (Canada), as amended, as applicable, which assignment and related documents and filings shall be in form and substance satisfactory to the Collateral Agent; or

          (g) such Account is subject to any adverse security deposit, progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

          (h) such Account is not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations, subject to no other Liens, other than Liens described under clauses (a) and (e) of the definition of "Permitted Encumbrances"; or

          (i) (A) such Account was invoiced (1) in advance of goods or services provided or (2) twice or more or (B) income associated with such Account has not been earned; or

          (j) such Account is a non-trade Account, or relates to payments for interest; or

          (k) the sale to the applicable Account Debtor in respect of such Account is on a bill-and-hold, guarantee sale, sale-and-return, ship-and-return, sale on approval, extended terms or consignment or other similar basis or made pursuant to any other agreement providing for repurchase or return of any merchandise that has been claimed to be defective or otherwise unsatisfactory; or

          (l) the goods giving rise to such Account have not been shipped or title has not been transferred to the applicable Account Debtor, or such Account represents a progress-billing or otherwise does not represent a complete sale; provided that, for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which such Account Debtor's obligation to pay such invoice is conditioned upon the applicable Loan Party's completion of any further performance under the contract or agreement; or

          (m) such Account arises out of a sale made by the applicable Loan Party to an employee, officer, agent, director, stockholder, subsidiary or Affiliate of any Loan Party; or

          (n) such Account was created as a new receivable for the unpaid portion of an outstanding Account (including chargebacks, debit memos or other adjustments for unauthorized deductions); or

          (o) the applicable Account Debtor (i) is a creditor of any Loan Party, (ii) has, or has asserted, a right of set-off against any Loan Party (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Collateral Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to such Account or any other Account of any Loan Party that has not been resolved, in each case, without duplication, to the extent of (A) the amount owed by such Loan Party to such Account Debtor, (B) the amount of such actual or asserted right of set-off or (C) the amount of such dispute or claim, as the case may be; or

          (p) such Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, local or foreign, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; or

          (q) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

          (r) such Account is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the applicable Loan Party has or has had or has purported to have or have had an ownership interest in such goods; or

          (s) such Account is an extended terms account that is due and payable more than 60 days from the original date of invoice; or

          (t) such Account is created on cash in advance terms.

            Notwithstanding the forgoing, all Accounts of any single Account Debtor and its Affiliates that, in the aggregate, exceed (i) 20% in respect of an Account Debtor whose securities are rated Investment Grade or (ii) 10% in respect of all other Account Debtors, in either case of the total amount of all Accounts of the Loan Parties at any time of determination, shall be deemed not to be Eligible Accounts Receivable to the extent of such excess.

            "Eligible Finished Goods" means, on any date, the amount of Eligible Inventory defined as Finished Goods by each Loan Party on such date as shown on its perpetual inventory records in accordance with its current and historical accounting practices.

            "Eligible Inventory" means, at any time of determination, without duplication, the Inventory Value of the Inventory of the Loan Parties at such time that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below or otherwise deemed, at the sole discretion of the Administrative Agent, to be ineligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory", no Person other than a Loan Party shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than a Loan Party shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time solely at the discretion of the Administrative Agent, with any changes in such standards to be effective immediately after delivery of notice thereof to the Parent Borrower. Unless otherwise approved from time to time in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if:

          (a) such Inventory is not owned solely by a Loan Party or a Loan Party does not have sole and good, valid and unencumbered title thereto; or

          (b) such Inventory is not located in the United States or Canada; or

          (c) such Inventory is not either (i) located in a third party warehouse or in another location not owned by a Loan Party and either (A) covered by a Landlord Lien Waiver or Bailee Letter, as applicable, in each case in form and substance acceptable to the Collateral Agent, or
     (B) a Rent Reserve has been taken with respect to such Inventory or (ii) located on property owned by a Loan Party; or

          (d) such Inventory constitutes goods returned or rejected due to quality issues by a customer of the applicable Loan Party, or constitutes goods in transit to third parties; or

          (e) such Inventory constitutes operating supplies, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts or other such materials not considered for sale in the ordinary course of business; or

          (f) such Inventory is not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent, subject to no other Liens, other than Liens described under clauses (a), (b) and (e) of the definition of "Permitted Encumbrances"; or

          (g) such Inventory is consigned or at a customer location but still accounted for in the perpetual inventory balance of the Parent Borrower or the Canadian Guarantors, as applicable; or

          (h) such Inventory is being processed offsite at a third party location or outside processor, or is in transit to or from the such third party location or outside processor, or is located at a closed facility; or

          (i) such Inventory is seconds or thirds or stale or is scrap, obsolete or slow moving or unmerchantable or is identified as overstock or excess by the Parent Borrower or the Canadian Guarantors, as applicable; or

          (j) such Inventory is used as a sample or prototype, displays or display items, not first-quality or non-saleable in the ordinary course of business or has been returned by a customer; or

          (k) such Inventory is a discontinued product or component thereof;
     or

          (l) any portion of the Inventory Value of such Inventory is attributable to intercompany profit between any Loan Party and any of its Affiliates; or

          (m) such Inventory is damaged, returned or marked for return to vendor; or

          (n) such Inventory is not in good condition, does not meet all material standards imposed by any Governmental Authority having regulatory authority over it, is repair or replacement parts for machinery and equipment, is rejected, defective or undergoing quality review.

            "Eligible Machinery and Equipment" means, on any date, the amount of Equipment of each Loan Party, other than any Equipment which is ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (d) below or otherwise deemed, solely at the discretion of the Administrative Agent to be ineligible for inclusion in the calculation of the Borrowing Base. Standards of eligibility may be fixed from time to time solely at the discretion of the Administrative Agent, with any changes in such standards to be effective immediately after delivery of notice thereof to the Parent Borrower. Without limiting the Administrative Agent's discretion provided herein, no Equipment shall be Eligible Machinery and Equipment if:

            (a) such Equipment is not subject to a valid and perfected first priority Lien in favor of Agent, subject to no other Liens, other than Liens described under clauses (a), (b) and (e) of the definition of "Permitted Encumbrances";

            (b) such Equipment is not owned solely by a Loan Party or a Loan Party does not have sole and good, valid and unencumbered title thereto;

            (c) such Equipment is not located at Real Estate (i) owned by a Loan Party, which Real Estate is subject to a first priority perfected Lien in favor of the Collateral Agent or (ii) leased by a Loan Party where (x) the lessor has delivered to the Collateral Agent a Landlord Lien Waiver or Bailee Letter, as applicable or (y) a Rent Reserve has been taken with respect to such Equipment; or

            (d) such Equipment was not included in the most recent appraisal conducted pursuant to Section 5.09(b), which appraisal shall be based upon the Net Forced Liquidation Value of such Equipment, shall be in form and substance and from an independent third party appraiser, in each case satisfactory to the Agents.

            "Eligible Raw Materials" means, on any date, the amount of Eligible Inventory defined as Raw Materials by each Loan Party on such date as shown on its perpetual inventory records in accordance with its current and historical accounting practices.

            "Eligible Real Estate" means, on any date, the amount of Real Estate of each Loan Party, other than any Real Estate which is ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses
(a) through (c) below or otherwise deemed, solely at the discretion of the Administrative Agent to be ineligible for inclusion in the calculation of the Borrowing Base. Standards of eligibility may be fixed from time to time solely at the discretion of the Administrative Agent, with any changes in such standards to be effective immediately after delivery of notice thereof to the Parent Borrower. Without limiting the Administrative Agent's discretion provided herein, no Real Estate shall be Eligible Real Estate if:

            (a) such Real Estate is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, subject to no other Liens, other than Liens described under clauses (a), (b) and (e) of the definition of "Permitted Encumbrances";

            (b) such Real Estate is not owned solely by a Loan Party; or

            (c) such Real Estate was not included in the most recent appraisal conducted pursuant to Section 5.09(b), which appraisal shall be based upon the market value of such Real Estate, shall be in form and substance and from an independent third party appraiser, in each case satisfactory to the Agents.

            "Environmental Laws" means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, obligation, claim, action, suit, judgment or order, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equipment" has the meaning assigned to such term in Article 9 of the New York Uniform Commercial Code and, in any event, including all of each Loan Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

            "Event of Default" has the meaning assigned to such term in
Article VII.

            "Excluded Charges" means non-recurring charges incurred in respect of restructurings, plant closings, headcount reductions or other similar actions, including severance charges in respect of employee terminations; provided that the aggregate amount of Excluded Charges shall not exceed (a) $15,000,000 during the term of this Agreement and (b) $7,500,000 during any one fiscal year.

            "Excluded Subsidiaries" means the Subsidiaries of Uniplast Industries Co. set forth on Schedule 1.01(d); provided, however, that any Subsidiary shall cease to be a Excluded Subsidiary at such time as such Subsidiary (a) engages in any business or business activity, other than activities incidental to the liquidation or dissolution of such Subsidiary in accordance with applicable law or (b) has total assets with an aggregate book value or fair market value in excess of $100,000.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender with respect to any Borrower (other than an assignee pursuant to a request by the Parent Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable by such Borrower to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to
Section 2.16(a).

            "Existing Credit Agreement" means that certain credit dated as of February 17, 2004 (as amended) among the Parent Borrower, the Uniplast Industries Co., and certain other subsidiaries of the Parent Borrower party thereto as borrowers, as Borrowers, the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent and Documentation Agent, Deutsche Bank Trust Company Americas, as Collateral Agent,

General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Syndication Agent

            "Existing Letters of Credit" means the letters of credit issued by LaSalle under the Existing Credit Agreement and outstanding as of the Effective Date, which are listed on Schedule 1.01(b).

            "Existing Preferred Stock" means the Series A Cumulative Exchangeable Redeemable Preferred Stock of the Parent Borrower having the terms specified in the form of the Parent Borrower's Fourth Amended and Restated Articles of Incorporation attached as Exhibit A to the Amendment and Waiver dated as of August 13, 2004, among the Parent Borrower and the Lenders party thereto, as such terms may be amended or modified from time to time pursuant to Section 6.12(a).

            "Extraordinary Receipts" means any cash received by any Loan Party not in the ordinary course of business (and not consisting of proceeds from the issuance of Stock, debt or disposition of Collateral), including, without limitation, (i) foreign, United States, state or local tax refunds paid in connection with or as the result of any settlement, audit, or amendment to any tax return, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, and (iv) indemnity payments (but excluding therefrom working capital adjustments).

             "Federal Funds Effective Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

            "Fee Letter" means that certain Fee Letter dated November 29, 2005 between the Parent Borrower and the Administrative Agent, in form and substance satisfactory to the Agents.

            "Filing Company" has the meaning assigned to such term in the recitals to this Agreement.

            "Final Order" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court which order shall be satisfactory in form and substance to the Agents and the Lenders, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied (unless the Agents and the Lenders waive such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes the Borrowers to obtain credit, incur (or guaranty) Indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, provides for the super priority of the Agents' and the Lenders' claims.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Parent Borrower.

            "Finished Goods" means completed goods that require no additional processing or manufacturing to be sold to customers (other than customers that are Affiliates of any Loan Party) by a Loan Party in the ordinary course of business.

            "Fixed Charge Coverage Ratio" means, as of the end of any period of twelve consecutive fiscal months of the Parent Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) the aggregate amount of scheduled principal or similar payments made during such period in respect of Long-Term Indebtedness of the Parent Borrower and the Subsidiaries (other than (A) payments made by the Parent Borrower or any Subsidiary to the Parent Borrower or a Subsidiary, (B) payments made by the Parent Borrower or a Subsidiary in respect of loans under the Existing Credit Agreement and (C) payments made by the Parent Borrower or a Subsidiary in respect of any of the Loans) plus (ii) the aggregate amount of payments made during such period in respect of Long-Term Indebtedness of the Parent Borrower and the Subsidiaries, to the extent that such payments reduced any scheduled principal or similar payments referred to in clause (i) above that would have become due within one year after the date of the applicable payment, plus (iii) Cash Interest Expense during such period plus (iv) cash dividends or other distributions paid by the Parent Borrower in respect of its Equity Interests during such period, plus (v) the aggregate amount of Taxes paid in cash during such period, plus (vi) Capital Expenditures made during such period (excluding Capital Expenditures funded with the Net Proceeds from any sale, transfer or disposition of assets pursuant to Section 6.06(a), (d), (e), (f) or (g) (other than a sale, transfer or disposition of inventory pursuant to Section 6.06(a)), all as determined on a consolidated basis with respect to the Parent Borrower and the Subsidiaries in accordance with GAAP.

            "Foreign Assets" means the assets of or shares or other ownership interests in the Foreign Subsidiaries (other than any Foreign Subsidiary that is a Loan Party).

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

            "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

            "GAAP" means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America or Canada, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit B, among each Loan Party (other than a Foreign Subsidiary that is not organized under the laws of Canada or any province thereof) and the Collateral Agent.

            "Guarantor Payment" has the meaning assigned to such term in
Section 11.07(a).

            "Hazardous Materials" means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 90 days, unless the payment thereof is being contested in good faith) (it being understood that "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price that shall be deferred beyond the date on which the purchase is actually consummated), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others,
(g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, "Indebtedness" shall not include (i) deferred taxes or (ii) unsecured indebtedness of the Parent Borrower or any Subsidiary to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by the Parent Borrower or any Subsidiary for a three-year period beginning on the date of any incurrence of such indebtedness.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Insolvency Law" shall mean any of the Bankruptcy and Insolvency Act (Canada), the CCAA and titles 7 and 11 of the United States Code entitled "Bankruptcy," each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.

            "Instrument" has the meaning assigned to such term in the New York Uniform Commercial Code.

            "Intercompany Obligations" has the meaning assigned to such term in Section 11.09(a).

            "Intercreditor Agreement" means that certain Amended and Restated Intercreditor Agreement dated as of February 17, 2004 among the Parent Borrower, the Pre-Petition Collateral Agent (as successor to Deutsche Bank Trust Company Americas), the Senior First Lien Note Trustee and the Senior Second Lien Note Trustee (or any other trustee or agent to which Liens are granted under the Senior First Lien Security Documents or the Senior Second Lien Security Documents).

            "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Loan in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any ABR Loan (including any Swingline Loan), the first Business Day of each month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than one month's duration, each day prior to the last day of such Interest Period that occurs at intervals of one month's duration after the first day of such Interest Period.

            "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is, (a) on or before January 31, 2006, seven days thereafter or (b) at any time thereafter, one, two or three months thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Interim Order" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extensions, modifications, and amendments thereto, in form and substance satisfactory to Agent, which, among other matters but not by way of limitation, authorizes, on an interim basis, the Borrowers to execute and perform under the terms of this Agreement and the other Loan Documents, substantially in the form of Exhibit F.

            "Inventory" has the meaning assigned to such term in Article 9 of the New York Uniform Commercial Code.

            "Inventory Reserves" means reserves against Inventory equal to the sum of the following (with each reserve (other than the reserve described in clause (h) below) determined by the Parent Borrower but subject to adjustment solely at the discretion of the Administrative Agent:

            (a) a reserve for shrink that arises from discrepancies between the perpetual accounting system of the Parent Borrower or the Canadian Guarantors, as applicable, and physical counts of the Inventory pertaining to inventory quantities on hand; and

            (b) a reserve for royalties; and

            (c) a reserve for Inventory that is designated to be returned to vendors or that is recognized as damaged, off-quality or not to customer specifications by the applicable Loan Party; and

            (d) to the extent not included in the calculation of Inventory Value, a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

            (e) a lower of the cost or market reserve for any differences between the applicable Loan Party's actual cost to produce versus its selling price to third parties determined on a product line basis; and

            (f) a reserve for prepaid freight; and

            (g) a reserve for vendor rebates; and

            (h) any other reserve as deemed appropriate from time to time.

            "Inventory Value" means, with respect to any Inventory of any Loan Party at any time of determination, the lesser of (a) the standard cost of such Inventory as shown on the perpetual inventory records of each Loan Party stated on a basis consistent with its current and historical accounting practices, in dollars, determined in accordance with the standard cost method of accounting, less (i) any markup on such Inventory from an Affiliate and
(ii) in the event variances under the standard cost method (A) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (B) are expensed, a reserve shall be established by the Parent Borrower (but shall be subject to adjustment at the sole discretion of the Administrative Agent as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost and (b) the market value of such Inventory.

            "Investment Grade" means, in the case of S&P, a rating of BBB- or better and, in the case of Moody's, a rating of Baa3 or better.

            "Issuing Bank" means General Electric Capital Corporation, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and such other financial institutions as may become Issuing Banks as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank or a bank or other legally authorized Person selected by or acceptable to the Administrative Agent in its sole discretion, in each case subject to the consent of the Parent Borrower which shall not be unreasonably withheld or delayed, in which case the term "Issuing Bank" shall include any such Affiliate or bank or Person with respect to Letters of Credit issued by such Affiliate or bank or Person. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

            "Landlord Lien Waiver" means a written agreement reasonably acceptable to the Collateral Agent, pursuant to which a Person shall waive or subordinate its rights and claims as landlord in any Inventory or Equipment of the applicable Loan Party for unpaid rents, grant access to the Collateral Agent for the repossession and sale of such Inventory or Equipment, as applicable, and make other agreements relative thereto.

            "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Maturity Date and (b) the date of termination of the Domestic Commitments.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent Borrower at such time. The LC Exposure of any Domestic Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Domestic Lenders.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent equal to:

            (a) the offered rate for deposits in dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period; divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurodollar funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to the Administrative Agent), the LIBO Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Parent Borrower.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, the Fee Letter, the Guarantee Agreement, the Security Documents, the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order.

            "Loan Parties" means the Parent Borrower, the Domestic Subsidiary Borrowers, and the other Subsidiary Loan Parties.

            "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including Swingline Loans and Protective Advances.

            "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability; provided, however, that all Obligations hereunder shall be for purposes of this Agreement at all times constitute Long-Term Indebtedness.

            "Margin Stock" has the meaning assigned to such term in Regulation
U.

            "Mark-to-Market Value" has the meaning assigned to such term in the Intercreditor Agreement.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties, assets, prospects or condition (financial or otherwise) or contingent or other liabilities of the Parent Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform any material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent Borrower and the Subsidiaries in an aggregate principal or similar amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Maturity Date" means the earliest of (a) January 4, 2008, (b) the date of termination of the Lenders' obligations to make Loans and to incur LC Exposure or permit existing Loans to remain outstanding pursuant to Article VII, (c) the date of indefeasible prepayment in full by the Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all LC Exposure pursuant to Section 2.17(b), and the permanent reduction of all Commitments to zero dollars ($0),
(d)(i) five (5) days following the Petition Date if the Interim Order has not been entered by the Bankruptcy Court by such date or (ii) ten (10) days following the Petition Date if the Canadian Interim Order has not been issued by the Canadian Court by such date, (e)(i) forty-five (45) days following the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date or (ii) fifty-five (55) days following the Petition Date if the Canadian Final Order has not been issued by the Canadian Court by such date,
(f) the date upon which the Interim Order expires or the Canadian Interim Order expires, unless the Final Order or the Canadian Final Order, as applicable, shall have been entered and become effective by such date, (g) the close of business on the first Business Day after the entry of the Final Order and the Canadian Final Order, if by that time Borrowers have not paid the Administrative Agent the fees required under the Fee Letter to be paid on or before such date, unless the Agents and the Lenders agree otherwise, (h) the date a plan of reorganization confirmed in the Chapter 11 Cases becomes effective that does not provide for the payment in full of all amounts owed to the Agents and the Lenders under this Agreement and the other Loan Documents on such effective date and (i) the date of the closing of a sale of all or substantially all of any Borrower's assets pursuant to Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or a liquidation pursuant to Chapter 7 of the Bankruptcy Code.

            "Minimum Availability Reserve" means at all times $10,000,000.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document, including any amendment thereto, granting a Lien on any Mortgaged Property to secure the Obligations.

            "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(a), and includes
each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event (a) the cash proceeds received by the Parent Borrower and the Subsidiaries in respect of such event including (i) any cash received in respect of any non-cash proceeds (excluding interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of
(i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than to the Parent Borrower or a Subsidiary) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (including in order to obtain any consent required therefor) and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries, and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower). In the case of Net Proceeds denominated in a currency other than dollars, the amount of such Net Proceeds shall be the dollar equivalent thereof based upon the exchange rates prevailing at the time of the transaction giving rise to such Net Proceeds.

            "Non-Consenting Lender" has the meaning assigned to such term in
Section 10.02(c).

            "Obligations" means (a) all principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, (b) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (including the Chapter 11 Cases)), of each Loan Party to the Secured Parties under this Agreement and the other Loan Documents, (d) all covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents,
(e) all Swap Obligations and (f) the due and punctual payment and performance of all Banking Services Obligations.

            "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Parent Borrower" means Pliant Corporation, a Utah corporation.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Perfection Certificate" means the Domestic Perfection Certificate or the Canadian Perfection Certificate.

            "Permitted Encumbrances" means:

          (a) Liens imposed by law for Taxes that (i) are not yet due or to the extent that nonpayment thereof is permitted under the Bankruptcy Code or (ii) are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, processors', landlords', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) (i) Liens incurred on assets of any Foreign Subsidiary that is not a Loan Party to secure the obligations of the Parent Borrower or any of its Subsidiaries under trade contracts in the ordinary course of business; provided that the aggregate amount of such obligations (other than obligations constituting Indebtedness incurred pursuant to clauses
     (v) or (ix) of Section 6.01) that may be secured pursuant to this subclause (i) and outstanding at any time shall not exceed $15,000,000 minus the aggregate amount of Indebtedness that has been incurred pursuant to clauses (v) and (ix) of Section 6.01 and that is outstanding at such time, or (ii) deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) Liens of a collection bank arising in the ordinary course of business under ss. 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction;

          (g) Liens (i) disclosed on title policies delivered to GE Capital prior to the Effective Date in respect of any Mortgaged Property and (ii) easements, zoning restrictions, rights-of-way and similar restrictions and encumbrances (including minor title and survey defects) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

          (h) Liens in respect of real property that become Mortgaged Property after the Effective Date pursuant to Section 5.13 to the extent such Lien is permitted by the applicable Mortgage and reasonably acceptable to the Collateral Agent; and

          (i) Canadian statutory deemed trusts for employee source deductions and goods and services tax under the Excise Tax Act (Canada);

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means: (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any Lender, or a national or state bank or trust company or a European, Canadian or Japanese bank in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all investments in certificates of deposit or banker's acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33-1/3% of all investments described in this definition),
(iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency,
(iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution that has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA-or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) "money market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency, (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, (vii) "money market" funds that invest in the investments specified in clauses (i) through (vi) above and
(viii) demand deposit accounts with commercial banks.

            "Permitted Notes Refinancing Indebtedness" means the 2004 Notes (after giving effect to the 2004 Notes Restatement) and any Indebtedness of the Parent Borrower issued to refinance, redeem, repurchase or otherwise replace (collectively with the amendment and restatement expressly contemplated by the 2004 Notes Restatement, "refinance") all or any portion of any of the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes (or previous refinancings, redemptions, repurchases or replacements thereof constituting Permitted Notes Refinancing Indebtedness); provided that (a) except as otherwise expressly contemplated by the 2004 Notes Restatement, the aggregate principal amount at maturity of such Permitted Notes Refinancing Indebtedness does not exceed the aggregate principal amount at maturity of the Indebtedness being refinanced (plus unpaid accrued interest and premium thereon), (b) if the aggregate principal amount at maturity of the Indebtedness being refinanced exceeds the accreted value of such Indebtedness, the accreted value of such Permitted Notes Refinancing Indebtedness does not exceed the accreted value of the Indebtedness being refinanced (plus unpaid accrued interest (not included in the accreted value) and premium thereon), (c) such Permitted Notes Refinancing Indebtedness has a rate of interest at a market rate determined at the time of pricing, but in any event, except as otherwise expressly contemplated by the 2004 Notes Restatement, at no time greater than the rate of interest of any of the Indebtedness being refinanced, (d) except as otherwise expressly contemplated by the 2004 Notes Restatement, the stated maturity of such Permitted Notes Refinancing Indebtedness is no earlier than the later of (i) 180 days after the Maturity Date and (ii) the date on which the Indebtedness being refinanced would otherwise come due in accordance with its terms, (e) except as otherwise expressly contemplated by the 2004 Notes Restatement, such Permitted Notes Refinancing Indebtedness does not require any scheduled amortization, principal or sinking fund payments earlier than the later of (i) 180 days after the Maturity Date and (ii) the date on which the Indebtedness being refinanced would otherwise come due in accordance with its terms, (i) with respect to any refinancing of the Senior Subordinated Notes, such Permitted Notes Refinancing Indebtedness is unsecured and subordinated in right of payment to the Obligations on terms no less favorable to the Lenders than those contained in the Senior Subordinated Note Documents, (g) such Permitted Notes Refinancing Indebtedness does not have different obligors or guarantors than those with respect to the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes, as applicable, being refinanced and (h) all other terms and conditions (including, as applicable, any collateral and intercreditor provisions) of such Permitted Notes Refinancing Indebtedness are not less favorable to the Lenders or the Parent Borrower and its subsidiaries in any material respect than those contained in (i) except in the case of Permitted Notes Refinancing Indebtedness referred to in clause (ii) below, the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes, as applicable, being refinanced or (ii) if such Permitted Notes Refinancing Indebtedness is refinancing any 2004 Notes (other than the Amended 2004 Notes), the 2004 Notes outstanding immediately prior to the 2004 Notes Restatement Date.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

            "Pledge Agreements" means the Domestic Pledge Agreement and the Canadian Pledge Agreement.

            "Postpetition" means the time period beginning immediately after the filing of the Chapter 11 Cases.

            "Prepetition" means the time period ending immediately prior to the filing of the Chapter 11 Cases.

            "Prepetition Indebtedness" means all Indebtedness of any Loan Party outstanding on the Petition Date immediately prior to the filing of the Chapter 11 Cases other than Indebtedness under the Pre-Petition Loan Agreement.

            "Pre-Petition Agents" means the "Agents" under and as defined in the Pre-Petition Loan Agreement.

            "Pre-Petition Collateral Agent" has the meaning assigned to such term in the recitals to this Agreement.

            "Pre-Petition Lenders" means the lenders under the Pre-Petition Loan Agreement.

            "Pre-Petition Loan Agreement" has the meaning assigned to such term in the recitals to this Agreement.

             "Prepayment Fee" means a fee payable to the Administrative Agent, for the benefit of the Lenders, in connection with reduction in all or a portion of the Commitment or termination of all or a portion of the Commitment in an amount equal to the Commitment so reduced or terminated so prepaid multiplied by 1.00%.

            "Prime Rate" means the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Priority Payables Reserve" means, with respect to any Person at any time, any amount payable by such Person that is secured by a Lien in favor of a Governmental Authority that ranks or is capable of ranking prior to or pari passu with the Liens created by the Security Documents in respect of any Eligible Accounts Receivable, Eligible Inventory, Eligible Real Estate or Eligible Machinery and Equipment, including, if applicable, amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, Taxes payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers compensation, government royalties, pension fund obligations, overdue rents or Taxes, and other statutory or other claims.

            "Pro Forma Opening Borrowing Base" means the Borrowing Base, calculated as of December 26, 2005.

            "Projections" has the meaning assigned to such term in Section 4.01(j).

            "Protective Advances" has the meaning assigned to such term in
Section 2.19(a).

            "Qualified Preferred Stock" means, with respect to any Person, any preferred Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (a) (i) mature or becomes mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(ii) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Preferred Stock; or
(iii) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the first anniversary of the Maturity Date and (b) provide holders thereunder with rights upon the occurrence of a "change of control" event or have other terms relating to "change of control" events that are less favorable to the Lenders than the applicable terms set forth in the Existing Preferred Stock. Notwithstanding anything to the contrary, the Existing Preferred Stock shall be deemed to be Qualified Preferred Stock.

            "Qualifying Foreign Subsidiary" means any Foreign Subsidiary other than (a) a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes or (b) any direct or indirect subsidiary of a Foreign Subsidiary described in clause (a). Each Canadian Guarantor (other than Pliant Packaging of Canada, LLC) is a Qualifying Foreign Subsidiary.

            "Raw Materials" means items or materials used or consumed in the manufacturing of goods to be sold by the applicable Loan Party in the ordinary course of business.

            "Real Estate" has the meaning assigned to such term in Section
3.05.

            "Recovery Rate" means, with respect to any Class of Eligible Inventory, (a) the estimated net recovery of all Eligible Inventory of the Borrowers of such Class of Eligible Inventory stated in dollars as determined on a net orderly liquidation basis by the most recent analysis conducted by outside inventory consultants/appraisers retained or approved by the Agents and disclosed to the Parent Borrower divided by (b) the Inventory Value of all Eligible Inventory of the Loan Parties of such Class of Eligible Inventory, as of the date of such most recent analysis.

            "Register" has the meaning assigned to such term in Section 10.04.

            "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation Z" means Regulation Z of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

            "Rent Reserve" means, with respect to any location that is not owned by a Loan Party where any Inventory or Equipment (to the extent subject to Liens arising by operation of law or otherwise to secure rent, warehousing fees or similar payment obligations payable by any Loan Party in respect of such location) is located and with respect to which no Landlord Lien Waiver or Bailee Letter, as applicable, or entry of the Final Order or Interim Order providing for collateral access, in each case is in effect, a reserve equal to three months' rent, warehousing fees or similar payment obligations at such location.

            "Required Domestic Lenders" means, at any time, Domestic Lenders having Domestic Revolving Exposures and unused Domestic Commitments representing more than 50% of the sum of the total Domestic Revolving Exposures and unused Domestic Commitments at such time.

            "Required Lenders" means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time.

            "Reserves" means any reserves against Eligible Accounts Receivable, Eligible Finished Goods, Eligible Raw Materials, Eligible Real Estate or Eligible Machinery and Equipment of any Borrower or the Availability Amount that the Administrative Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Consolidated Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of the applicable Agent's credit judgment.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Borrower or any Subsidiary. For the avoidance of doubt, the receipt by the Parent Borrower of its Equity Interests in settlement of any claim made by the Parent Borrower pursuant to the Uniplast Purchase Agreement as in effect on June 15, 2001, shall not be a Restricted Payment.

            "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "Revolving Exposure" means, with respect to any Lender at any time, the sum of the Domestic Revolving Exposure of such Lender.

            "Revolving Loan" means a Domestic Revolving Loan.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

            "SEC" means the Securities and Exchange Commission.

            "Secured Obligations Reserve" means, at any time, the sum of (a) the Mark-to-Market Value of the Swap Obligations of the Loan Parties at such time, (b) if, at such time, any Cash Management Arrangement is in effect that could give rise to Banking Services Obligations, the actual amount of Banking Services Obligations at such time and (c) any amount payable by a Loan Party that ranks pari passu with or senior to the Obligations.

            "Secured Parties" means the "Secured Parties" as defined in the Domestic Security Agreement.

            "Security Agreements" means the Domestic Security Agreement and the Canadian Security Agreement.

            "Security Documents" means the Security Agreements, the Pledge Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

            "Senior Claims" means (a) Liens existing on the Closing Date and listed on Schedule 6.03 (other than Liens securing the Obligations under and as defined in the Pre-Petition Loan Agreement and Liens permitted by Sections 6.03(i) and (k) (which Liens are specifically "primed" by the Liens created under the Loan Documents), (b) Liens described in clauses (c), (d)(ii),
(g)(ii) and (i) of the definition of "Permitted Encumbrances" (c) Liens permitted by Section 6.03(e) and (d) to the extent such Liens are entitled to priority under applicable law, Liens described in clauses (a) and (b) of the definition of "Permitted Encumbrances".

            "Senior First Lien Note Documents" means the Senior First Lien Notes, the Senior First Lien Note Indenture, the Senior First Lien Security Documents, the Intercreditor Agreement and all other instruments, agreements and documents evidencing, guaranteeing or otherwise governing the terms of the Senior First Lien Notes.

            "Senior First Lien Note Indenture" means the indenture dated as of February 17, 2004, or any other indenture or similar agreement or instrument, in each case pursuant to which any Senior First Lien Notes are issued.

            "Senior First Lien Notes" means the $306,000,000 principal amount at maturity of 11-1/8% senior secured discount notes due 2009 of the Parent Borrower issued in exchange for the substantially identical notes of like tenor privately issued on the Effective Date and any Permitted Notes Refinancing Indebtedness in respect thereof.

            "Senior First Lien Note Trustee" means the trustee under the Senior First Lien Note Indenture, or any successor thereto.

            "Senior First Lien Security Documents" means any and all security agreements, pledge agreements, mortgages and other agreements and documents pursuant to which any Liens are granted to secure any Indebtedness or other obligations in respect of the Senior First Lien Notes.

            "Senior Second Lien Note Documents" means the Senior Second Lien Notes, the Senior Second Lien Note Indenture, the Senior Second Lien Security Documents, the Intercreditor Agreement and all other instruments, agreements and documents evidencing, guaranteeing or otherwise governing the terms of the Senior Second Lien Notes.

            "Senior Second Lien Note Indenture" means the indenture dated as of May 30, 2003, between the Parent Borrower and Wilmington Trust Company, as trustee, or any other indenture or similar agreement or instrument, in each case pursuant to which any Senior Second Lien Notes are issued.

            "Senior Second Lien Notes" means the $250,000,000 aggregate principal amount of 11-1/8% senior secured notes due 2009 of the Parent Borrower outstanding on the Effective Date and any Permitted Notes Refinancing Indebtedness in respect thereof.

            "Senior Second Lien Note Trustee" means the trustee under the Senior Second Lien Note Indenture, or any successor thereto.

            "Senior Second Lien Security Documents" means any and all security agreements, pledge agreements, mortgages and other agreements and documents pursuant to which any Liens are granted to secure any Indebtedness or other obligations in respect of the Senior Second Lien Notes.

            "Senior Subordinated Note Documents" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other instruments, agreements and documents evidencing, guaranteeing or otherwise governing the terms of the Senior Subordinated Notes.

            "Senior Subordinated Note Indenture" means collectively, (a) the indenture dated as of May 31, 2000, between the Parent Borrower and The Bank of New York, as trustee, (b) the indenture dated as of April 10, 2002, between the Parent Borrower and The Bank of New York, as trustee, and (c) any other indenture or similar agreement or instrument, in each case pursuant to which any Senior Subordinated Notes are issued.

            "Senior Subordinated Notes" means the $320,000,000 aggregate principal amount of 13% senior subordinated notes due 2010 of the Parent Borrower outstanding on the Effective Date and any Permitted Notes Refinancing Indebtedness in respect thereof.

            "Series B Preferred Stock" means the Series B Redeemable Preferred Stock of the Parent Borrower having the terms specified in the form of the Parent Borrower's Fourth Amended and Restated Articles of Incorporation attached as Exhibit A to the Amendment and

Waiver dated as of August 13, 2004, among the Parent Borrower and the Lenders party thereto, as such terms may be amended or modified from time to time pursuant to Section 6.12(a).

            "Sponsor" means J.P. Morgan Partners, LLC.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stockholders Agreement" means the Stockholders Agreement dated as of May 31, 2000, among Huntsman Packaging Corporation, a Utah corporation, and the stockholders party thereto.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

            "Subsidiary" means any subsidiary of the Parent Borrower.

            "Subsidiary Loan Party" means any Subsidiary of the Parent Borrower; provided that a Foreign Subsidiary shall not be a Subsidiary Loan Party unless such Foreign Subsidiary is a Qualifying Foreign Subsidiary.

            "Swap Agreement" means any agreement with respect to any swap, spot, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Borrower or the Subsidiaries shall be a Swap Agreement.

            "Swap Obligations" of each Loan Party means all obligations, monetary or otherwise, under each Swap Agreement that (i) is effective on the Effective Date with a counterparty that is a Lender (or an Affiliate of a Lender) as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Swap Agreement is entered into.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means General Electric Capital Corporation, in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" has the meaning assigned to such term in Section 2.04.

            "Syndication Agent" means Morgan Stanley Senior Funding, Inc., in its capacity as syndication agent for the Lenders hereunder.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the payment of the Transaction Costs.

            "Transaction Costs" means the fees and expenses incurred by, or required to be reimbursed or paid by, the Parent Borrower and the Subsidiaries in connection with the Transactions.

            "2004 Notes" has the meaning assigned to such term in the definition of "2004 Notes Restatement"

            "2004 Notes Refinancing Percentage" means the amount (expressed as a percentage) equal to (a) the aggregate accreted value of the Amended 2004 Notes divided by (b) the aggregate accreted value of the 2004 Notes, in each case on the 2004 Notes Restatement Date.

            "2004 Notes Restatement" means (a) the amendment and restatement on or before May 15, 2005, of the Senior First Lien Note Indenture by the Parent Borrower and the Senior First Lien Note Trustee to (i) amend and restate the terms of the Senior First Lien Notes that (A) are outstanding on the effective date (the "2004 Notes Restatement Date") of such amendment and restatement (the "2004 Notes") and (B) were, on the record date established by the Parent Borrower for the purpose of consenting to such amendment and restatement (the "Record Date"), held of record by holders (the "Consenting Holders") that delivered to the Senior First Lien Note Trustee an effective consent (which has not been validly withdrawn) to such amendment and restatement (the Senior First Lien Notes that satisfy the requirements of this clause (B) and clause (A) above, together with any identical notes issued in payment of interest thereon or on any such additional notes in accordance with their terms, the "Amended 2004 Notes"); provided that (1) the 2004 Notes Refinancing Percentage is not less than 51%,

(2) the terms of the Amended 2004 Notes as of the 2004 Notes Restatement Date (other than the interest rate, the pay-in-kind interest requirements, the cash interest requirements, the voluntary redemption premiums (which shall be market premiums on the 2004 Notes Restatement Date) and the principal amount at maturity in respect thereof) shall be substantially identical to the terms of the 2004 Notes immediately prior to the 2004 Notes Restatement Date, (3) the Amended 2004 Notes shall not require the payment of any interest (other than through the issuance of additional Amended 2004 Notes and, to the extent permitted by clause (B) of the proviso to Section 6.09(b), in cash in accordance with the terms thereof), (4) the rate of interest on the Amended 2004 Notes shall be a fixed rate that is a market rate on the 2004 Notes Restatement Date (which may be greater than the rate of interest on the 2004 Notes immediately prior to the 2004 Notes Restatement Date) and in any event shall not exceed the per annum rate separately agreed upon by the Parent Borrower and the Administrative Agent, (5) the maturity date of the Amended 2004 Notes shall be June 15, 2009, and (6) such amendment and restatement shall otherwise be effected on terms reasonably acceptable to the Administrative Agent, and (ii) amend and restate the terms of the 2004 Notes (other than the Amended 2004 Notes) to eliminate the material restrictive covenants with respect thereto that can be eliminated by majority consent under the terms thereof, (b) in connection with the amendment and restatement described above in clause (a) of this definition and as soon as practicable after the 2004 Notes Restatement Date, the payment by the Parent Borrower to each Consenting Holder that consents to such amendment and restatement no later than the deadline established by the Parent Borrower for such purpose of a consent fee (which shall be a market amount) in cash in respect of each $1,000 in principal amount at maturity of Amended 2004 Notes held by such Consenting Holder on the Record Date; provided that the aggregate amount of such consent fees shall not exceed the aggregate amount separately agreed upon by the Parent Borrower and the Administrative Agent, and (c) the execution and delivery by the Parent Borrower, the Collateral Agent, the Senior First Lien Note Trustee and the Senior Second Lien Note Trustee of any amendment, amendment and restatement or reaffirmation of the Intercreditor Agreement in effect immediately prior to the 2004 Notes Restatement Date that the Administrative Agent and the Collateral Agent determine is reasonably necessary or desirable to effect the treatment under the Intercreditor Agreement of the 2004 Amended Notes in a manner substantially identical to the manner in which the 2004 Notes are treated under the Intercreditor Agreement as in effect at such time; provided, however, that the transactions described above in clauses (a), (b) and (c) of this definition will not satisfy the requirements for the 2004 Notes Restatement unless, no later than the 2004 Notes Restatement Date, the Parent Borrower shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, one or more opinions of counsel to the Parent Borrower as are reasonably requested by the Administrative Agent with respect to the Parent Borrower and the authorization and consummation of the transactions described above in clauses (a), (b) and (c).

            "2004 Notes Remaining Amount" means (a) $306,000,000 minus (b) an amount equal to (i) the 2004 Notes Refinancing Percentage multiplied by (ii) $306,000,000.

            "2004 Notes Restatement Date" has the meaning assigned to such term in the definition of "2004 Notes Restatement".

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

            "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001.

            "U.S. Trustee" means the United States Trustee appointed to the Chapter 11 Cases.

            "Warrants" means the warrants of the Parent Borrower to acquire common stock of the Parent Borrower issued as units with the Senior Subordinated Notes.

            "Wholly Owned Subsidiary" means a Subsidiary of which securities (except for directors' qualifying shares or other de minimus shares) or other ownership interests representing 100% of the equity are at the time owned, directly or indirectly, by the Parent Borrower.

            "Withdrawal Liability" means liability of the Parent Borrower or any ERISA Affiliate to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in
Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Loan").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. To the extent that any of the Loan Documents executed in connection with the closing of the Existing Credit Agreement have not been amended or amended and restated in connection with the transactions contemplated by this

Agreement, the parties hereby acknowledge that all references contained therein to (a) the "Credit Agreement" shall be references to this Agreement,
(b) the "Administrative Agent" shall be references to the Administrative Agent as defined herein, (c) the "Collateral Agent" shall be referenced to the Collateral Agent as defined herein and (d) the "Loan Parties" shall be deemed to include all of the Loan Parties.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II

                                  The Credits

            SECTION 2.01. Commitments; Loans Outstanding on Effective Date.

            (a) Subject to the terms and conditions set forth herein, each Domestic Lender agrees to make loans in dollars to the Parent Borrower and the Domestic Subsidiary Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in
(i) such Lender's Domestic Revolving Exposure exceeding such Lender's Domestic Commitment (after giving effect to the application of any proceeds being applied contemporaneously with the advance of such Domestic Revolving Loans) or (ii) the total Revolving Exposures exceeding the lesser of (A) the total amount of the Commitments and (B) the Borrowing Base then in effect, subject to the Administrative Agent's authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.19.

            (b) [Intentionally Omitted].

            (c) [Intentionally Omitted].

            (d) Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and the Domestic Subsidiary Borrowers may borrow, prepay and reborrow Domestic Revolving Loans during the Revolving Availability Period.

            SECTION 2.02. Loans and Borrowings. (a) Each Domestic Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Domestic Revolving Loans of the same Type made by the Domestic Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Domestic Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the

Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections
2.19 and 2.04.

            (b) Subject to Section 2.13, each Revolving Loan shall be comprised entirely of ABR Loans or Eurodollar Loans as the Parent Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Loans but may be converted into Eurodollar Loans after January 16, 2006 in accordance with Section 2.07. Each Swingline Loan shall be an ABR Loan.

            (c) At the commencement of each Interest Period for any Eurodollar Revolving Loan, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Loan is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Loan of any Class may be in an aggregate amount that is equal to the entire unused balance of the total amount of the Commitments of such Class or that is equal to the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03. Requests for Borrowings. To request a Revolving Loan, the Parent Borrower shall notify the Administrative Agent (on behalf of itself or another Borrower) of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Loan to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Parent Borrower (on behalf of itself or another Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the Parent Borrower is requesting such Borrowing on behalf of itself or for another Borrower (and, if on behalf of another Borrower, the identity of such Borrower);

          (ii) [Intentionally Omitted];

          (iii) the aggregate amount of such Borrowing;

          (iv) the date of such Borrowing, which shall be a Business Day;

          (v) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of "Interest Period"; and

          (vii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Loan, then the Parent Borrower shall be deemed to have selected (on behalf of itself or the applicable Borrower) an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request with respect to a Borrowing of any Class in accordance with this Section, the Administrative Agent shall advise each Lender with respect to such Class of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans ("Swingline Loans") to the Parent Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 and (ii) the total Revolving Exposures exceeding the lesser of (A) the total amount of the Commitments and
(B) the Borrowing Base then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and the wire transfer instructions for the account of the Parent Borrower to which the proceeds of such Swingline Loan should be transferred. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower. The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by wire transfer to the account specified by the Parent Borrower in the request for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Domestic

Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Domestic Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Domestic Lender, specifying in such notice such Domestic Lender's Applicable Percentage of such Swingline Loan or Loans. Each Domestic Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Domestic Lender's Applicable Percentage of such Swingline Loan or Loans. Each Domestic Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Domestic Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Domestic Lender shall comply with its obligation under this paragraph by making a wire transfer to the Administrative Agent for the benefit of the Swingline Lender of immediately available funds, in the same manner as provided in Section 2.06 with respect to Domestic Revolving Loans made by such Domestic Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Domestic Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Domestic Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower of any default in the payment thereof.

            SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of Letters of Credit for its own account or the account of any other Loan Party (provided that the Parent Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of such other Loan Party, and the issuance of any such Letter of Credit shall constitute a Guarantee by the Parent Borrower of Indebtedness of such Loan Party pursuant to Section 6.05(e)), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period. All Letters of Credit shall be denominated in U.S. dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower to, or entered into by the Parent Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. Subject to the requirements of the next sentence, upon such request, the Administrative Agent shall cause the Issuing Bank to issue the Letter of Credit, which Letter of Credit, if the Issuing Bank thereof is not a Lender, shall be guaranteed by the Administrative Agent. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Exposures shall not exceed the lesser of (A) the total amount of the Commitments and (B) the Borrowing Base then in effect.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, (i) if the Issuing Bank is a Lender, hereby grants to each Domestic Lender, and each Domestic Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Domestic Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit or (ii) if the Issuing Bank is not a Lender, the Administrative Agent hereby grants to each Domestic Lender, and each Domestic Lender hereby acquires from the Administrative Agent, a participation in the guarantee of such Letter of Credit equal to such Domestic Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Domestic Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Domestic Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Parent Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Parent Borrower for any reason. Each Domestic Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Parent Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Parent Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Parent Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Parent Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the Parent Borrower does not otherwise elect by notice to the Administrative Agent to make such payment, the Parent Borrower shall be deemed to have requested in accordance with Section 2.03 (but without regard to the minimum borrowing amounts specified in Section 2.02) that such LC Disbursement be financed with an ABR Domestic Revolving Loan in an amount equal to such LC Disbursement, the Administrative Agent shall notify the Domestic Lenders thereof, the Domestic Lenders shall (subject to the conditions to borrowing herein) advance their respective ABR Domestic Revolving Loans (which shall be applied to reimburse such LC Disbursement) and, to the extent such ABR Domestic Revolving Loans are so advanced and applied, the Parent Borrower's obligation to make such payment shall be deemed discharged as of the date due and replaced by the resulting ABR Domestic Revolving Loans. If and to the extent that the Parent Borrower's obligation to make such payment is not fully discharged and replaced by ABR Domestic Revolving Loans as aforesaid (whether as a result of the failure to satisfy any condition to borrowing or otherwise) and if the Parent Borrower otherwise fails to make such payment when due, the Administrative Agent shall notify each Domestic Lender of the applicable LC Disbursement, the payment then due from the Parent Borrower in respect thereof and such Domestic Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Domestic Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Parent Borrower, in the same manner as provided in Section 2.06 with respect to Domestic Revolving Loans made by such Domestic Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Domestic Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Domestic Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Domestic Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Domestic Lenders and the Issuing Bank as their interests may appear. Any payment made by a Domestic Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Domestic Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Parent Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Parent Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Parent Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that nothing in this
Section 2.05 shall be construed to excuse the Issuing Bank from liability to the Parent Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent Borrower to the extent permitted by applicable law) suffered by the Parent Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent Borrower of its obligation to reimburse the Issuing Bank and the Domestic Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Parent Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Domestic Revolving Loans; provided that, if the Parent Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Domestic Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Issuing Bank; Additional Issuing Banks. The Issuing Bank may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Domestic Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Parent Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Domestic Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Domestic Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon. The Parent Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10(b), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.10(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Parent Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Domestic Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Parent Borrower under this Agreement. If the Parent Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days after all Events of Default have been cured or waived. If the Parent Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower as and to the extent that, after giving effect to such return, the Parent Borrower would remain in compliance with Section 2.10(b) and no Default shall have occurred and be continuing.

            SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan of any Class to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose for such Class by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly transferring the amounts so received, in like funds, to the account of such Borrower designated by the Parent Borrower in the applicable Borrowing Request; provided that ABR Domestic Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be made by the Administrative Agent.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may, in its sole discretion, assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of any Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Parent Borrower may elect (on behalf of itself or another Borrower) to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower (on behalf of itself or another Borrower) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Parent Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower were requesting a Revolving Borrowing of the Class and Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Parent Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing (including the identity of the applicable Borrower) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Parent Borrower (on behalf of itself or the applicable Borrower) shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Parent Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

            (b) The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Commitments of any Class if (A) the total Revolving Exposures would exceed the total amount of the Commitments or
(B) after giving pro forma effect to such reduction, the Availability Amount would be less than $10,000,000. In connection with such termination or reduction, the Borrowers shall pay the applicable Prepayment Fee (if any). No Prepayment Fee shall be payable on the Commitments in the event this Agreement is terminated in connection with a refinancing of the Obligations in a transaction in which General Electric Capital Corporation (or its Affiliates), together with certain co-lenders selected by General Electric Capital Corporation, (i) provides for the Borrowers, as debtors-in-possession, a senior secured, superpriority, priming debtor-in-possession credit facility pursuant to Section 364(d)(1) of the Bankruptcy Code; provided that the order approving such facility provides, pursuant to Section 364(d)(1) of the Bankruptcy Code, that the liens and security interests securing such facility are superior in priority to the liens and security interests granted (x) to secure the obligations evidenced by the Pre-Petition Loan Agreement, (y) to secure the obligations evidenced by the Senior First Lien Notes, and (z) to secure the obligations evidenced by the Senior Second Lien Notes or (ii) provides for the Borrowers a credit facility in connection with a plan of reorganization confirmed in the Chapter 11 Cases.

            (c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders with respect to such Class of Commitments of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Parent Borrower under paragraph (b) of this Section may state that such notice is conditioned upon the effectiveness of other borrowings or the completion of the sale or issuance of stock of the Parent Borrower or the sale of assets of the Parent Borrower, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date,
(ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a customary form approved by the Administrative Agent and the Parent Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

            (b) (i) If at any time the total Revolving Exposures exceed the lesser of (A) the total amount of the Commitments at such time and (B) the Borrowing Base then in effect, then in any such case the Borrowers shall immediately prepay first, Protective Advances, second, Swingline Loans and third, Domestic Revolving Loans, without demand or notice of any kind, to the extent necessary to eliminate such excess. If any such excess remains after all Domestic Revolving Loans, Protective Advances and Swingline Loans are prepaid, the Borrowers shall deposit cash collateral pursuant to Section 2.05(j) in an amount equal to such remaining excess.

            (ii) [Intentionally Omitted].

            (c) So long as no Event of Default shall have occurred and be continuing, on each Business Day, at or before 12:00 p.m., New York City time, the Administrative Agent will apply cash deposited in the Collateral Proceeds Account on such Business Day to prepay, first, Protective Advances, second, Swingline Loans and third, Domestic Revolving Loans. Unless otherwise directed by the Parent Borrower, the Administrative Agent will apply any prepayment of Revolving Borrowings made pursuant to this clause (c) to each Class of Revolving Borrowings on a pro rata basis, with each prepayment of Revolving Borrowings within any Class applied to prepay ABR Borrowings before any other Borrowings, with any excess prepayment amount applied to prepay Eurodollar Borrowings in order of expiration of their respective Interest Periods (and applied on a pro rata basis in respect of Eurodollar Borrowings with Interest Periods expiring on the same date).

            (d) (i) Immediately upon receipt by any Loan Party of cash proceeds of any asset disposition, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 2.17. The Commitments shall be permanently reduced by the amount of any such prepayments resulting from the sales of Eligible Real Estate and Eligible Machinery and Equipment.

          (ii) If any Loan Party issues any Equity Interests or any debt securities (other than in connection with a plan of reorganization of the Loan Parties whereby debt of such Loan Party is exchanged for equity in such Loan Party), no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by a Guarantor) or the issuing Borrower shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 2.17.

          (iii) If at any time any Loan Party receives any Extraordinary Receipts, the Borrowers shall prepay the Loans in an amount equal to all such Extraordinary Receipts no later than the Business Day following the date of receipt thereof. Any such prepayment shall be applied in accordance with Section 2.17.

            (e) Prior to any optional or mandatory prepayment of Borrowings hereunder (other than a mandatory prepayment made pursuant to clause (c) above), the Parent Borrower shall, subject to the requirements of clause (b) above, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section; provided that (i) the Parent Borrower may elect not to provide notice, or select the Borrowing or Borrowings to be prepaid, in connection with a mandatory prepayment pursuant to clause (b) above and, in such an event, (A), such prepayment shall be applied to outstanding Borrowings in such manner as the Administrative Agent deems appropriate to comply with the terms of clause (b) above and (B) to the extent that the terms of clause (b) above and subclause (A) of this clause (i) do not require any prepayment to be allocated to any specific Class of Borrowings, the Administrative Agent shall apply such prepayment to each Class of Revolving Borrowings on a pro rata basis, and (ii) each prepayment of Revolving Borrowings within any Class shall be applied to prepay ABR Borrowings before any other Borrowings, with any excess prepayment amount applied to prepay Eurodollar Borrowings in order of expiration of their respective Interest Periods (and applied on a pro rata basis in respect of Eurodollar Borrowings with Interest Periods expiring on the same date).

            (f) The Parent Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) no notice shall be required in respect of any mandatory prepayment made pursuant to clause (c) above, (B) in the event the Parent Borrower elects to provide notice of a mandatory prepayment pursuant to clause (b) above to identify the Borrowings to be prepaid in connection therewith, such notice shall be given to the Administrative Agent on the same day that the applicable prepayment is required to be made pursuant to such clause, it being understood that any failure or delay on the part of the Parent Borrower in providing such notice to the Administrative Agent shall not affect the obligations of the Parent Borrower to make such prepayment, and (C) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments of any Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount such that the remaining amount of such Borrowing not so prepaid would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

            SECTION 2.11. Fees. (a) (i) The Parent Borrower agrees to pay to the Administrative Agent for the account of the office (or Affiliate) of each Domestic Lender from which such Domestic Lender would make Domestic Revolving Loans of any Class to the Borrowers hereunder (which office or Affiliate shall be specified by each Domestic Lender for each Class of such Domestic Lender's Domestic Commitments in a notice to the Administrative Agent prior to the initial payment to such Domestic Lender under this paragraph) a commitment fee, which shall accrue at a per annum rate of 0.50% on the average daily unused amount of the Domestic Commitment of such Domestic Lender during the period from and including the Effective Date to but excluding the date on which such Domestic Commitment terminates. Accrued commitment fees with respect to each Domestic Commitment shall be payable in arrears on the first Business Day of each month and on the date on which such Domestic Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of determining the unused amount of the Domestic Commitment of any Class of each

Domestic Lender for purposes of computing commitment fees with respect to Domestic Commitments, a Domestic Commitment of a Domestic Lender shall be deemed to be used to the extent of (i) the outstanding Domestic Revolving Loans and LC Exposure of such Domestic Lender (and the Swingline Exposure of such Domestic Lender shall be disregarded for such purpose) and (ii) the outstanding Loans and the LC Exposure under and as defined in the Pre-Petition Loan Agreement.

            (ii) [Intentionally Omitted].

            (b) The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Domestic Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at 2.75% per annum on the average daily amount of such Domestic Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Domestic Lender's Domestic Commitment terminates and the date on which such Domestic Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Parent Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Domestic Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the first Business Day of each month of each year shall be payable on such first Business Day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Domestic Commitments terminate and any such fees accruing after the date on which the Domestic Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Parent Borrower agrees to pay to each of the Administrative Agent and the Collateral Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent or the Collateral Agent, as applicable.

            (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank or the Collateral Agent, as applicable, in the case of fees payable to
it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.12. Interest. (a) The Loans made by the Domestic Lenders comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus 1.50% per annum.

            (b) The Loans comprising each Eurodollar Borrowing made by the Domestic Lenders shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus 2.75% per annum.

            (c) Each Protective Advance shall bear interest at the Alternate Base Rate plus 1.50% per annum plus 2%.

            (d) Notwithstanding the foregoing, so long as any Event of Default has occurred and is continuing under Article VII (a) or (b) or so long as any other Event of Default has occurred and is continuing and at the election of the Administrative Agent (or upon the written request of the Required Lenders) confirmed by written notice to the Parent Borrower, the interest rates applicable to Loans and any fee or other amount payable by any Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

            (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Domestic Revolving Loans, upon termination of the Domestic Commitments; provided that
(A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (f) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Solely for purposes of the Interest Act (Canada), (i) whenever interest is to be computed or expressed at any rate (the "Specified Rate"), the annual rate of interest to which each such Specified Rate is equal is such Specified Rate multiplied by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is 360; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder; and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or



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

          (b) the Administrative Agent is advised by the Required Domestic Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Domestic Lenders, by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Domestic Revolving Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request with respect to any Domestic Revolving Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate (on an after-tax basis) such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, following receipt by the Parent Borrower of the certificate referred to in clause (c) below, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or
(b) of this Section (and setting forth the underlying calculations) shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (and setting forth the underlying calculations) shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such


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

payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (and setting forth the underlying calculations) delivered to the Parent Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the laws of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement made by such Borrower, shall deliver to the Parent Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding any other provision of this Section 2.16, no such Foreign Lender shall be required to deliver any form pursuant to this
Section 2.16(e) that such Foreign Lender is not legally able to deliver.

            (f) If the Administrative Agent or a Lender (or transferee) determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this
Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or transferee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of the Administrative Agent or such Lender (or transferee), agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), to the Administrative Agent or such Lender (or transferee) in the event the Administrative Agent or such Lender (or transferee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.16(f) shall require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

            SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Parent Borrower and each Domestic Subsidiary Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 201 Merritt 7, Norwalk, Connecticut, except payments to be made directly to the Issuing Bank, Swingline Lender or Collateral Agent as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

            (b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment pursuant to
Section 2.10(b) or (c) (which shall be applied in accordance with Section 2.10) or (C) amounts to be applied from the Collateral Proceeds Account (which shall be applied in accordance with Section 2.10(c)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably as follows:

            first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents and the Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap
Obligations);

            second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations);

            third, to pay interest due in respect of the Protective Advances and any amounts owing with respect to Banking Services;



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

            fourth, to pay the principal of the Protective Advances;

            fifth, to pay interest then due and payable on the Swingline
Loans;

            sixth, to pay the principal of the Swingline Loans (and if such payment is a result of a prepayment pursuant to Section 2.10(d)(i) from the sale of Eligible Real Estate or Eligible Machinery and Equipment, with a corresponding reduction the Domestic Commitments in the amount of any such prepayment);

            seventh, to pay interest on the Domestic Revolving Loans;

            eighth, to pay the principal of the Domestic Revolving Loans and unreimbursed LC Disbursements (and if such payment is a result of a prepayment pursuant to Section 2.10(d)(i) from the sale of Eligible Real Estate or Eligible Machinery and Equipment, with a corresponding reduction the Domestic Commitments in the amount of any such prepayment);

            ninth, to pay an amount to the Administrative Agent equal to 105% of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations;

            tenth, to pay any amounts owing with respect to Swap Obligations;

            eleventh, to the payment of any other Obligation due to the Agents or any Lender by the Borrowers; and

            twelfth, if all of the Obligations (other than contingent obligations for which no claim has been made) have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit has been delivered to the Administrative Agent as required by this Agreement) and the Commitments have been terminated, to the Loan Parties to be paid pursuant to the Pre-Petition Loan Agreement, the Senior First Lien
Note Indenture or the Senior Second Lien Note Indenture pursuant to the terms of such documents.

The Administrative Agent shall retain the right after an Event of Default has occurred and is continuing, in the event that there is a liquidation of, or foreclosure on, any interest of any Loan Party in the Collateral, to first apply the proceeds received with respect to Real Estate and Equipment to the Obligations pursuant to the waterfall in the immediately preceding sentence and after such application, to the extent any Obligations remain, to apply the proceeds received with respect to Inventory and Accounts to such remaining Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.15. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with the payment priorities established hereby.



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

            (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 10.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 10.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.19, as applicable and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Domestic Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Domestic Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Domestic Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Domestic Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Domestic Revolving Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (e) Unless the Administrative Agent shall have received notice from the Parent Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume, in its sole discretion, that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if no Borrower has in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.06(b), 2.17(e) or
10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates (provided that, if such compensation or additional amounts relate to a particular Class of Loans, such designation or assignment may relate only to such Class of Loans), if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent of the

Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (iv) with respect to compensation or additional amounts (but not defaults) in respect of a particular Class of Loans, such assignment may be limited to such Class of Loans. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

            SECTION 2.19. Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its reasonable discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective Advances"); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $10,000,000; and provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure shall not exceed the aggregate unused Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.03 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent's authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. At any time that the Availability Amount is greater than $0 and the conditions precedent set forth in Section 4.03 have been satisfied, the Administrative Agent may request the Domestic Revolving Lenders to make a Domestic Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.19(b).

            (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Domestic Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Domestic Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and


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

all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

            SECTION 2.20. Super Priority Nature of Obligations and Lenders'
Liens.

            (a) The priority of the Collateral Agent's Liens on the Collateral shall be set forth in the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order.

            (b) All Obligations shall constitute administrative expenses of the Borrowers in the Chapter 11 Cases, with administrative priority and senior secured status under Sections 364(c) and 364(d) of the Bankruptcy Code. Subject to the Carve-Out Amount and any other amounts expressly provided for in the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of the Borrowers, the Borrowers' estates, and any successor trustee or estate representative in the Chapter 11 Cases or any subsequent proceeding or case under the Bankruptcy Code or any Insolvency Law other than rights in and claims to Avoidance Actions. The Liens granted to the Lenders on the Collateral owned by the Borrowers and the Guarantors, and the priorities accorded to the Obligations shall have the priority and senior secured status afforded by Sections 364(c) and 364(d)(1) of the Bankruptcy Code (all as more fully set forth in the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order) and by the Intercreditor Agreement senior to all claims and interests other than (i) the Carve-Out Expenses limited to the Carve-Out Amount and (ii) claims to Avoidance Actions.

            (c) The Collateral Agent's Liens on the Collateral owned by the Borrowers or the other Loan Parties which have filed a Chapter 11 Case and the Lenders' administrative claim under Sections 364(c)(1) and 364(d) of the Bankruptcy Code afforded the Obligations shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code subject and subordinate only to the Senior Claims and the following (hereafter referred to as the "Carve-Out Expenses"): (a) after the Petition Date any unpaid fees and disbursements that were accrued or incurred prior to the Carve-Out Event by the professionals retained by the Borrowers and professionals retained by any Committees and subsequently allowed by order of the Bankruptcy Court, plus (b) those fees and disbursements incurred by professionals of the Borrowers and professionals for any Committee after the Carve-Out Event and subsequently allowed by order of the Bankruptcy Court; up to a maximum aggregate amount for clause (a) and (b) not to exceed $5,000,000 plus any fees mandated by 28 U.S.C. ss. 1930 and the clerk of the Bankruptcy Court and any statutory or other fees mandated by the Canadian Court; such dollar amount being referred to herein as the "Carve-Out Amount") (determined without regard to any pre-petition retainer paid to any Borrower's or Committee's counsel in connection with the Chapter 11 Cases); provided, that the Carve-Out Expenses shall not include any other claims that are or may be senior to or pari passu with any of the Carve-Out Expenses or any professional fees and expenses of a Chapter 7 trustee; and provided, further, that Carve-Out Expenses shall not include any fees or disbursements related to the preparation for, or commencement or prosecution of, any claims or proceedings against (i) the Agents or the Lenders or their claims or security interests in or Liens on, the Collateral whether under this Agreement or any other Loan Document and


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(ii) any agent or Pre-Petition Lender under the Pre-Petition Loan Agreement or their claims or security interests in connection with the Pre-Petition Loan Agreement or any of the loan documents or instruments entered into in connection therewith. So long as no Carve-Out Event shall have occurred and be continuing, (i) the Borrowers shall be permitted to pay administrative expenses allowed and payable under Sections 330 and 331 of the Bankruptcy
Code, as the same may become due and payable, and (ii) such payments shall not be applied to reduce the Carve-Out Amount. Except as set forth herein or in the Final Order and except for the Senior Claims, no other claim having a priority superior or pari passu to that granted to the Lenders by the Final Order or the Canadian Final Order shall be granted or approved while any Obligations under this Agreement remain outstanding.

            SECTION 2.21. Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court or the Canadian Court.

            SECTION 2.22. No Discharge; Survival of Claims. The Borrowers agree that (a) the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in any Chapter 11 Case (and the Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waive any such discharge) and (ii) the superpriority administrative claim granted to the Agents and the Lenders pursuant to the Interim Order and Final Order and described in Section 2.20 and the Liens granted to the Collateral Agent pursuant to the Interim Order and the Final Order and described in
Section 2.20 and the priority and the Liens set forth in the Canadian Interim Order and the Canadian Final Order shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any Chapter 11 Case.

            SECTION 2.23. Release. Each Borrower hereby acknowledges effective upon entry of the Final Order, that no Loan Party shall have any defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Loan Parties' liability to repay any Agent or any Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from any Agent or any Lender. The Borrowers, each in their own right and on behalf of their bankruptcy estates, and on behalf of all their successors, assigns, subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through them, (collectively, the "Releasing Parties"), hereby fully, finally and forever release and discharge the Agents and the Lenders and all of the Agents' and the Lenders' past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the "Released Parties") of and from any and all past, present and future actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released


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Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the Interim Order, the Final Order and the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

            SECTION 2.24. Waiver of any Priming Rights. Upon the Effective Date, and on behalf of themselves and their estates, and for so long as any Obligation shall be outstanding, the Borrowers hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Lien securing the Obligations, or to approve a claim of equal or greater priority than the Obligations except as provided in Section 2.20 and except for the Senior Claims.

                                 ARTICLE III

                        Representations and Warranties

            The Parent Borrower represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of the Parent Borrower and the Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, subject to the entry of (and except as otherwise provided in) the Interim Order and the Canadian Interim Order (or the Final Order and the Canadian Final Order, when applicable) by the Bankruptcy Court and the Canadian Court, respectively, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or the failure to do so is permitted by the Bankruptcy Code, or the Bankruptcy Court or (in the case of the Canadian Guarantors) the Canadian Court after appropriate notice and hearing, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. Upon the entry by the Bankruptcy Court and the Canadian Court of the Interim Order and the Canadian Interim Order (or the Final Order and the Canadian Final Order, when applicable) respectively, the Transactions entered into and to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Upon the entry by the Bankruptcy Court and the Canadian Court of the Interim Order and the Canadian Interim Order (or the Final Order and the Canadian Final Order, when applicable) respectively, this Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, and subject to the entry of the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.



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

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for the Bankruptcy Court and the Canadian Court or such as have been obtained or made and are in full force and effect or, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent Borrower or any of the Subsidiaries or any order of any Governmental Authority, except, with respect to any violation of applicable law or regulation or any order of any Governmental Authority, to the extent any such violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of the Subsidiaries or its assets, except to the extent any such violation, default or right would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or is permitted by the Bankruptcy Code, or the Bankruptcy Court or (in the case of the Canadian Guarantors) the Canadian Court after appropriate notice and hearing, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows
(i) as of and for the fiscal year ended December 31, 2004, reported on by Ernst & Young LLP, independent public accountants and (ii) as of and for the fiscal quarter ended September 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP and in the case of clause (ii) above, subject to normal year-end audit adjustments and the absence of footnotes.

            (b) The Parent Borrower has heretofore made available to the Lenders its pro forma consolidated balance sheet as of September 30, 2005, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the applicable pro forma financial statements, which were simultaneously made available to the Lenders (which assumptions are believed by the Parent Borrower to be reasonable), (ii) is based on the best information available to the Parent Borrower after due inquiry, (iii) accurately reflects all material adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Parent Borrower and its consolidated Subsidiaries as of September 30, 2005, as if the Transactions had occurred on such date.

            (c) Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, none of the Parent Borrower or any of the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.



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

            (d) Since September 30, 2005 or as otherwise disclosed to the Agents on or before the Effective Date and other than the Chapter 11 Cases, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or contingent or other liabilities of the Parent Borrower and the Subsidiaries, taken as a whole.

            SECTION 3.05. Properties. (a) Each of the Parent Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and other Permitted Encumbrances.

            (b) Each of the Parent Borrower and the Subsidiaries owns, or is licensed or otherwise permitted to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Parent Borrower and the Subsidiaries, taken as a whole, and the use thereof by the Parent Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased (the "Real Estate") by the Parent Borrower or any of the Subsidiaries as of the Effective Date.

            (d) As of the Effective Date, neither the Parent Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein held by any Person, other than the Parent Borrower or any Subsidiary Loan Party.

            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of the Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

            (b) Except with respect to any matters that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect, neither the Parent Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any


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

Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (a) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) as otherwise provided by the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order or (c) is permitted by the Bankruptcy Code, or the Bankruptcy Court or (in the case of the Canadian Guarantors) the Canadian Court after appropriate notice and hearing. No Default has occurred and is continuing.

            SECTION 3.08. Investment Company Status. Neither the Parent Borrower nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            SECTION 3.09. Taxes. Each of the Parent Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan individually (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent audited financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan individually, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent audited financial statements reflecting such amounts, exceed by more than $28,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.11. Disclosure. The Parent Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates and other written information furnished by or on behalf of any Loan Party to any Agent, the Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when made or delivered, did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.



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            SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, the jurisdiction of organization of, and the direct or indirect ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

            SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Parent Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums that are due and payable in respect of such insurance have been paid. The Parent Borrower believes that the insurance maintained by or on behalf of the Parent Borrower and the Subsidiaries is adequate.

            SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened that could reasonably be expected to result in a Material Adverse Effect. All material payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

            SECTION 3.15. [Intentionally Omitted].

            SECTION 3.16. Security Documents. (a) The Pledge Agreements and the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein (and the proceeds thereof) and, when such Collateral is delivered to the Collateral Agent, the Collateral Agent shall have a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof as security for the Obligations, as applicable, in each case prior and superior in right to any other Person, subject only to (i) the Senior Claims and (ii) the Carve-Out Expenses limited to the Carve-Out Amount.

            (b) The Security Agreements and the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein (and the proceeds thereof) and, when financing statements (and/or other filings, notices and registrations, in the case of Collateral under the Canadian Security Agreement) in appropriate form are filed with the appropriate offices in each relevant jurisdiction (including those specified on Schedule 6 to the Domestic Perfection Certificate and those specified on Schedule 6 to the Canadian Perfection Certificate), the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than the Intellectual Property (as defined in the Domestic Security Agreement) and, subject to Section 9-315 of the New York Uniform Commercial Code (and the equivalent legislation in other jurisdictions), the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.03 and subject only to (i) the Senior Claims and (ii) the Carve-Out Expenses limited to the Carve-Out Amount.

            (c) When the Domestic Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office or either of the Interim Order or the Final Order has been entered by the Bankruptcy Court, the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Domestic Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date), other than with respect to Liens permitted by Section 6.03 and subject only to (i) the Senior Claims and (ii) the Carve-Out Expenses limited to the Carve-Out Amount.

            (d) The Mortgages and the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.16(d), the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and, to the extent applicable, subject to Section 9-315 of the New York Uniform Commercial Code (and the equivalent legislation in other jurisdictions), the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.03 and subject only to (i) the Senior Claims and (ii) the Carve-Out Expenses limited to the Carve-Out Amount.

            SECTION 3.17. Federal Reserve Regulations. (a) Neither the Parent Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or any security convertible into or exchangeable for Margin Stock, or extend credit to others for the purpose of purchasing or carrying Margin Stock or any security convertible into or exchangeable for Margin Stock, or to refund Indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or Regulation X.



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            SECTION 3.18. Reorganization Matters.

            (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for the hearing for the approval of the Interim Order and the Canadian Interim Order has been given and proper notice for the hearing for the approval of the Final Order and the Canadian Final Order will be given.

            (b) After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against Borrowers now existing or hereafter arising, of any kind whatsoever (other than claims to Avoidance Actions), including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the Bankruptcy Code, as provided under Section 364(c)(1) of the Bankruptcy Code, subject, as to priority, only to the Carve-Out Expenses.

            (c) After the entry of the Interim Order and the Canadian Interim Order and pursuant to and to the extent provided in the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, subject only to the Senior Claims and the Carve-Out Expenses.

            (d) The Interim Order and the Canadian Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order and the Canadian Final Order (with respect to the period on and after entry of the Final Order), as the case may be, are in full force and effect and have not been reversed, stayed, modified or amended.

            (e) Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, as the case may be, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Agents and the Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

            SECTION 3.19. Related Names. None of Huntsman Corporation Canada Inc., Huntsman Chemical Company of Canada Inc., Tioxide Canada Inc., Huntsman ICI (Canada) Corp., La Corporation Huntsman Canada Inc., Huntsman Corporation Canada Inc./La Corporation Huntsman Canada Inc., La Corporation Huntsman Canada Inc./Huntsman Corporation Canada Inc. or Huntsman - Tioxide Canada Inc. are subsidiaries of any Loan Party.

            SECTION 3.20. Permanent Establishment in Canada. Neither the Parent Borrower nor Pliant Solutions Corporation (a) maintains any location in Canada, (b) has any income attributable to a permanent establishment in Canada or (c) is required to pay any income taxes in Canada.



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                                  ARTICLE IV

                                  Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Agents (or their respective counsel) shall have received from the Parent Borrower, the Domestic Subsidiary Borrowers and each Lender, a counterpart of this Agreement signed on behalf of such party.

          (b) [Intentionally Omitted].

          (c) The Agents shall have received such documents and certificates as the Agents or their respective counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Agents and their respective counsel.

          (d) [Intentionally Omitted].

          (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Agents shall have received counterparts of the Domestic Pledge Agreement signed on behalf of each Loan Party (other than the Canadian Guarantors (but including Pliant Packaging of Canada, LLC)) and the Canadian Pledge Agreement signed on behalf of the Canadian Guarantors (other than Pliant Packaging of Canada, LLC), together with certificates (if any) representing all the outstanding Equity Interests of each Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that such delivery of certificates representing Equity Interests of a Foreign Subsidiary that is not a Loan Party may be limited to 65% of the outstanding voting Equity Interests of a first-tier Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Parent Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such certificates and promissory notes.

          (g) The Agents shall have received counterparts of the Domestic Security Agreement signed on behalf of each Loan Party (other than the Canadian Guarantors (but including Pliant Packaging of Canada, LLC)) and the Canadian Security Agreement signed on behalf of the Canadian Guarantors, the Parent Borrower and Pliant Solutions Corporation, together with the following:



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               (i) all documents and instruments, including Uniform Commercial
          Code (or equivalent) financing statements, required by the Security Agreements or by law or reasonably requested by the Agents to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreements, in proper form for filing, registration or recordation;

               (ii) completed Perfection Certificates dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower or the Canadian Guarantors, as applicable, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificates and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.03 or have been released;

               (iii) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property; and

               (iv) a UCC fixture financing statement for each Mortgaged Property to be filed upon the Collateral Agent's request in the appropriate jurisdiction as necessary, in the Collateral Agent's sole discretion, to perfect the Collateral Agent's Lien on such Mortgaged Property.

          (h) The Agents shall have received a counterpart of the Guarantee Agreement signed on behalf of each Loan Party which is not a Borrower.

          (i) [Intentionally Omitted].

          (j) The Lenders shall have received projections of the Parent Borrower and the Subsidiaries through the fiscal year ending December 31, 2006, presented on a monthly basis through December 31, 2006 and rolling cash flow financial projections through February 28, 2006 (the "Projections"), which Projections shall not be materially inconsistent with the projections previously provided to the Agents and the Arranger.

          (k) The Agents shall have received evidence satisfactory to them that the insurance required by Section 5.07 is in effect.

          (l) The Agents shall have received copies of the Senior First Lien Note Documents, Senior Second Lien Note Documents and the Senior Subordinated Note Documents, each certified by a Financial Officer as complete and correct. The Agents and the Arranger shall be satisfied with the terms of the Senior First Lien Note Documents, the Senior Second Lien Note Documents, the Senior Subordinated Note Documents and the Intercreditor Agreement.

          (m) [Intentionally Omitted].



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

          (n) After giving effect to the Transactions, the Parent Borrower and the Subsidiaries shall not have any outstanding Indebtedness or preferred stock other than (i) Indebtedness incurred under the Loan Documents, (ii) the Senior First Lien Notes, (iii) the Senior Second Lien Notes, (iv) the Senior Subordinated Notes, (v) the Existing Preferred Stock, (vi) the Obligations under and as defined in the Pre-Petition Loan Agreement and
     (vii) the Indebtedness permitted pursuant to Section 6.01(ii).

          (o) The Agents shall be reasonably satisfied as to the amount and nature of any contingent liabilities relating to environmental and employee health and safety exposures to which the Parent Borrower and the Subsidiaries may be subject, and with the plans of the Parent Borrower and the Subsidiaries with respect thereto.

          (p) Each Agent shall have received all documentation and other information requested by it to satisfy the requirements of bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

          (q) The Agents shall have received a completed Borrowing Base Certificate that sets forth the Pro Forma Opening Borrowing Base.

          (r) The Agents shall have (i) received the results of a field examination with respect to the Accounts, Inventory, Real Estate and Equipment of the Parent Borrower and the Subsidiaries and an Inventory, Real Estate and Equipment appraisal with respect to the Inventory, Real Estate and Equipment of the Parent Borrower and the Subsidiaries, in each case in form and substance reasonably satisfactory to the Agents and (ii) otherwise have completed its business and legal due diligence, with results satisfactory to the Agents.

          (s) The Agents shall be satisfied with the cash management system of the Loan Parties in effect on the Effective Date.

          (t) After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties' indebtedness, liabilities, and obligations current, the Availability Amount shall not be less than $45,000,000.

          (u) The corporate capital, ownership structure, debt instruments, material contracts, and governing documents of each Loan Party, and the tax effects resulting from the commencement of the Chapter 11 Cases and this Agreement and the terms and conditions of all Indebtedness of each Loan Party shall be acceptable to the Agents in their sole discretion.

          (v) The automatic stay shall have been modified to permit the creation and perfection of the Collateral Agent's Liens and security interests and shall have been automatically vacated to permit enforcement of the Lenders' rights and remedies under this Agreement, including, without limitation, the enforcement, upon three (3) Business Days prior written notice, of such remedies against the Collateral, requiring the Borrowers' best efforts to sell the Collateral if so requested by any Agent and directing


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

     that Agent and its representatives be granted access to all locations during the continuance of an Event of Default in support of the enforcement and exercise of such remedies.

          (w) Entry by the Bankruptcy Court of the Interim Order and the issuance by the Canadian Court of the Canadian Interim Order, and all motions relating thereto, by no later than five (5) days and ten (10) days, respectively, after the Petition Date in form and substance satisfactory to the Lenders, (i) approving the transactions contemplated hereby, (ii) granting a first priority perfected security interest in the Collateral subject only to the Senior Claims and the Carve-Out Expenses up to the Carve-Out Amount, (iii) prohibiting the incurrence of debt with priority equal to or greater than the Agents' and the Lenders', (iv) prohibiting any granting or imposition of liens other than the Permitted Encumbrances and (v) authorizing and approving this Agreement and the transactions contemplated thereby.

          (x) [Intentionally Omitted].

          (y) The "first day" orders on the first day motions described on
     Schedule 4.01(y) in form and substance satisfactory to the Agents shall have been entered in the Chapter 11 Cases.

          (z) The Administrative Agent shall have received such other documents as any Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on January 4, 2006. The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

            SECTION 4.02. Subsequent to the Effective Date. The obligation of the Lenders to continue to make or maintain Loans (or otherwise extend credit hereunder) and of the Issuing Bank to continue to issue Letters of Credit is subject to the fulfillment, on or before the date applicable thereto, if any, of each of the conditions subsequent set forth below (unless waived in accordance with Section 10.02):

          (a) On or before the Collateral Documentation Date, the Agents shall have received a favorable written opinion (addressed to the Agents, the Issuing Bank and the Lenders and dated the Collateral Documentation Date) of each of (i) Sidley Austin Brown & Wood LLP, counsel for the Parent Borrower, the Domestic Subsidiary Borrowers and the Guarantors, in form and substance satisfactory to the Agents, (ii) General Counsel of the Parent Borrower, the Domestic Subsidiary Borrowers and the Guarantors, in form and substance satisfactory to the Agents, (iii) Van Cott, Bagley, Cornwall & McCarthy, P.C., Utah counsel for the Parent Borrower, the Guarantors and certain Domestic Subsidiary Borrowers, in form and substance satisfactory to the Agents, (iv) Canadian counsel for the Canadian Guarantors acceptable to the Agents, in form and


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

     substance satisfactory to the Agents, and (v) Nova Scotia counsel for Uniplast Industries Co. acceptable to the Agents, in form and substance satisfactory to the Agents, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Agents shall reasonably request. Each Borrower hereby requests such counsel to deliver such opinions.

          (b) On or before the Collateral Documentation Date, the
     Administrative Agent shall have received such other certificates, documents and agreements respecting any Loan Party as the Agents may reasonably request.

          (c) Within forty-five (45) days and fifty-five (55) days, respectively, after the Petition Date, the Bankruptcy Court shall have entered the Final Order and the Canadian Court shall have issued the Canadian Final Order, and all motions relating thereto, in form and substance satisfactory to the Lenders, (i) approving the transactions contemplated hereby, (ii) granting a first priority perfected security interest in the Collateral subject only to the Senior Claims and the Carve-Out Expenses up to the Carve-Out Amount, (iii) prohibiting the incurrence of debt with priority equal to or greater than the Agents' and the Lenders', (iv) prohibiting any granting or imposition of liens other than the Permitted Encumbrances and (v) authorizing and approving this Agreement and the transactions contemplated thereby.

            SECTION 4.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

          (c) At the time of, and after giving effect to, such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the total Revolving Exposures shall not exceed the lesser of (i) the total amount of the Commitments and (ii) the Borrowing Base then in effect.

          (d) The Borrowing requested would not cause the aggregate outstanding amount of the Loans and/or LC Exposure to exceed the amount then authorized by the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order, as the


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

     case may be, and any order modifying or vacating such order shall not have been entered, or any appeal of such order shall not have been timely filed.

          (e) (i) The Bankruptcy Court shall have entered the Final Order and the Canadian Court shall have entered the Canadian Final Order on or before the date that is 45 days and fifty-five (55) days, respectively, after the Petition Date, (ii) the Bankruptcy Court shall have entered the Final Order following the expiration of the Interim Order and the Canadian Court shall have entered the Canadian Final Order following the expiration of the Canadian Interim Order, (iii) the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order, as the case may be, shall not have been vacated, reversed, modified or amended without the Lenders' consent, (iv) a motion for reconsideration of any such order shall not have been timely filed and (v) an appeal of any such order shall not have been timely filed and if such order is the subject of a pending appeal in any respect, either the making of any Loans, the granting of superpriority claim status with respect to the Obligations, the granting of the Liens described herein, or the performance by any Borrower of any of its obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

The making of any Loan on the occasion of each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Borrower on the date thereof as to the matters specified in this Section.


                                  ARTICLE V

                             Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Parent Borrower will furnish to the Administrative Agent, which will deliver to each other Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial


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

     condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 30 days after the end of each fiscal month of each fiscal year (or within 45 days after the end of each final fiscal month of each fiscal quarter) of the Parent Borrower, (i) its consolidated balance sheet and related statements of operations as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) (A) the previous fiscal year and (B) the Projections, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) information to support the calculation of the Fixed Charge Coverage Ratio as of the end of and for such fiscal month, certified by one of its Financial Officers;

          (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to compliance with Section 6.09, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the last day of the last fiscal period covered by such financial statements and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower's audited financial statements referred to in Section
     3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) no later than 12:00 noon, New York City time, on Wednesday of each week, and at any time an Event of Default has occurred and is continuing, at such other times as


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

     may be requested by any Agent, (i) a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of the prior week and accompanied by such supporting detail and documentation as shall be reasonably requested by any Agent; provided, however, that (A) the unit cost for Eligible Raw Materials may be calculated as of the last day of the immediately preceding calendar month and (B) the cost for polyvinyl chloride (PVC) resin, polyethylene (PE) resin and polypropylene
     (PP) resin may be calculated on a weekly average basis and (ii) rolling cash flow financial projections covering the next 13 weeks;

          (g) to the extent requested by any Agent at any time when it reasonably believes that the then-existing Borrowing Base Certificate is materially inaccurate or that the Borrowing Base at such time would, if calculated at such time, be materially different than such Borrowing Base reflected in such then-existing Borrowing Base Certificate, within 10 Business Days of such request, a completed Borrowing Base Certificate that satisfies the requirements of Section 5.01(f) showing such Borrowing Base as of the date so requested, accompanied by the reports and supporting information contemplated thereby or otherwise requested by any Agent;

          (h) within two Business Days of any request therefor, such other information concerning the amount, composition and manner of computation of the Borrowing Base as any Agent may reasonably request (in such detail as may reasonably be requested by any Agent);

          (i) not later than 45 days following the commencement of each fiscal year of the Parent Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year), presented on a monthly basis, and, promptly when available, any significant revisions of such budget;

          (j) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

          (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, the Collateral Agent or any Lender may reasonably request;

          (l) as soon as available but in any event within five Business Days of after the end of each calendar month, and at such other times as may be requested by any Agent, as of the period then ended:

               (i) with respect to each Borrower, a summary of Inventory by location and type and, if requested by any Agent, a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as may be reasonably requested by any Agent;



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

               (ii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as may be reasonably requested by any Agent;

               (iii) with respect to each Borrower, a schedule and aging of such Borrower's accounts payable; and

               (iv) with respect to each Borrower, a report from the resin integration purchase system (RIPS) listing all resin payments due as of the date of delivery of such report;

          (m) as soon as available but in any event within five Business Days of after the end of each calendar month, and at such other times as may be requested by any Agent, a report setting forth additions and reductions (cash and non-cash) with respect to Accounts of each Borrower, as of the period then ended; and

          (n) at the time any report (including, without limitation, monthly reports), projection, prospectus or other similar document is filed with the Bankruptcy Court or provided to the U.S. Trustee, as applicable, the Parent Borrower shall deliver to each Agent copies of any such report, projection, prospectus or other similar document. The Parent Borrower shall also promptly provide each Agent with copies of all non-confidential financial reports or analyses provided by or on behalf of any Loan Party to the Committee with respect to the Chapter 11 Cases.

            SECTION 5.02. Notices of Material Events. The Parent Borrower will furnish to each Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of an executive officer or a Financial Officer of the Parent Borrower, affecting the Parent Borrower or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;

          (c) any downgrade of the ratings of the Parent Borrower's senior secured indebtedness for borrowed money by S&P, Moody's or any other rating agency;

          (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Parent Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (e) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or


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

development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Information Regarding Collateral. (a) The Parent Borrower will furnish to the Agents 10 day's prior written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it having an aggregate fair value in excess of $100,000 is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or other organizational identification number (or, with respect to each Foreign Subsidiary, any comparable identification numbers issued by any Governmental Authority) or (v) in any Loan Party's jurisdiction of incorporation or organization. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code (or the equivalent legislation of other jurisdictions) or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; provided that the Collateral Agent shall take any action reasonably requested by the Parent Borrower to maintain a valid, legal and perfected security interest in all the Collateral.

            (b) Each quarter, at the time of delivery of annual or quarterly financial statements with respect to the preceding fiscal year or fiscal quarter pursuant to clause (a) or clause (b) of Section 5.01, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Parent Borrower or the Canadian Guarantors, as applicable, (i) setting forth the information required pursuant to Section 2 of the Domestic Perfection Certificate and Section 2 of the Canadian Perfection Certificate or confirming that there has been no change in such information since the date of the applicable Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreements for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

            SECTION 5.04. Existence; Conduct of Business. Except as occasioned by the Chapter 11 Cases, the Parent Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Parent Borrower and the Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.04.



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

            SECTION 5.05. Payment of Obligations; Compliance with Leases. (a) The Parent Borrower will, and will cause each of the Subsidiaries to, pay (i) all material Taxes and other charges of any Governmental Authority imposed on it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Lien permitted under Section 6.03) upon any of the property or assets of the Parent Borrower or any of the Subsidiaries, prior to the time when any penalty or fine shall be incurred with respect thereto, except where (1) (A) the validity or amount thereof is being contested in good faith by appropriate procedures or proceedings, (B) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (D) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect or (2) the nonpayment of which is permitted by the Bankruptcy Code or the Bankruptcy Court or, with respect to the Canadian Guarantors, the Canadian Court.

            (b) The Parent Borrower will, and will cause each of the Subsidiaries to, comply with all material terms of each lease under which the Parent Borrower or any Subsidiary leases any property, as lessee, and at which Accounts or Inventory that is included in the calculation of the Borrowing Base is located.

            SECTION 5.06. Maintenance of Properties. The Parent Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of the business of the Parent Borrower and the Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted.

            SECTION 5.07. Insurance. The Parent Borrower will, and will cause each of the Subsidiaries to, maintain insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Lenders (including by naming the Collateral Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be canceled without 30 days' prior written notice thereof (or, in connection with any cancellation resulting from the non-payment of premiums, 10 days' prior written notice thereof). The Parent Borrower shall promptly notify the Administrative Agent of any material change or revision, or notice of expiration or non-renewal, with respect to any such insurance policy. The Parent Borrower shall furnish to the Administrative Agent, on the Effective Date and on the date of delivery of each annual financial statement, full information as to the insurance carried. At any time that insurance at levels described in Schedule 5.07 is not being maintained by or on behalf of the Parent Borrower or any of the Subsidiaries, the Parent


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Borrower will notify the Lenders in writing within two Business Days thereof and, if thereafter notified by the Administrative Agent or the Required Lenders to do so, the Parent Borrower or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on
Schedule 5.07; provided that such insurance can be obtained at commercially reasonable rates.

            SECTION 5.08. Casualty and Condemnation. (a) The Parent Borrower will furnish to each Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, where the fair market value of the Collateral so affected in connection with any such casualty event or condemnation is at least $1,000,000.

            (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Parent Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent; provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business interruption insurance) are less than $1,000,000, such Net Proceeds shall be paid over to the Parent Borrower unless a Default has occurred and is continuing and (ii) all proceeds of business interruption insurance shall be paid over to the Parent Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property or funding expenditures for assets in any business permitted under Section 6.04(b), in each case in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default.

            SECTION 5.09. Books and Records; Inspection and Audit Rights. (a) The Parent Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. The Parent Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and the Parent Borrower shall be provided the opportunity to participate in any such discussions with such independent accountants), all at such reasonable times and as often as reasonably requested. The Parent Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such inspection; provided, however that so long as no Event of Default shall have occurred and be continuing, the Parent Borrower shall only be required to pay for one such inspection per fiscal quarter of the Parent Borrower.

            (b) The Parent Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent (including any consultants, accountants, lawyers and appraisers retained by such Agent) to conduct evaluations and appraisals of the Parent Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base,


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all at such reasonable times and as often as reasonably requested. The Parent
Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided, however that so long as no Event of Default shall have occurred and be continuing, the Parent Borrower shall only be required to pay for one such evaluation or appraisal for each of the Inventory, Equipment and Real Estate included in the Borrowing Base per calendar year. The Parent Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by any Agent or the Required Lenders as a result of any such evaluation or appraisal or otherwise.

            (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Domestic Lenders in any material respect, the Parent Borrower will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect of the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Administrative Agent or the Required Lenders in their discretion shall require based upon such modifications.

            (d) [Intentionally Omitted].

            SECTION 5.10. Compliance with Laws. The Parent Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or the failure to do so is permitted by the Bankruptcy Code, or the Bankruptcy Court or (in the case of the Canadian Guarantors) the Canadian Court after appropriate notice and hearing.

            SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used solely for ordinary working capital and general corporate purposes of the applicable Borrower including certain fees and expenses of professionals retained by the Borrowers, subject to the Carve-Out Amount and for certain other pre-petition expenses that are approved by the Bankruptcy Court and consented to by the Agents, but excluding in any event the making of any Restricted Payment not specifically permitted by Section
6.09. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or any security convertible into or exchangeable for Margin Stock, or extend credit to others for the purpose of purchasing or carrying Margin Stock or any security convertible into or exchangeable for Margin Stock, or to refund Indebtedness originally incurred for such purpose, (ii) for any purpose that entails a violation of any of the Regulations of the Board, including Regulation U and Regulation X, (iii) for the payment of interest and principal with respect to the Senior First Lien Notes (other than in the form of adequate protection payments approved by the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order), the Senior Second Lien Notes or the Senior Subordinated Notes,
(iv) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of the Agents and the Lenders or their rights and remedies under this Agreement, the other Loan


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Documents, the Pre-Petition Loan Agreement or any of the loan documents or instruments entered into in connection therewith, the Interim Order or the Final Order, (v) to make any distribution under a plan of reorganization in any Chapter 11 Case or (vi) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the Agents. Letters of Credit will be issued only for general corporate purposes.

            SECTION 5.12. Additional Subsidiaries. If (a) any additional Subsidiary is formed or acquired after the Effective Date (or if any Subsidiary ceases to be an Excluded Subsidiary after the Effective Date), the Parent Borrower will notify the Agents and the Lenders thereof and (i) if (x) such Subsidiary is a Loan Party (other than a Loan Party organized under the laws of Canada or any province thereof), the Parent Borrower will cause such Subsidiary to become a party to (1) this Agreement, as a Borrower, or the Guarantee Agreement, as a Guarantor (2) the Domestic Security Agreement, the Domestic Pledge Agreement and each other applicable Security Document in the manner provided therein (or, if such Loan Party is a Foreign Subsidiary not organized under the laws of Canada or any province thereof, such mortgages and security, pledge, guarantee and subordination agreements as reasonably requested by the Administrative Agent or the Collateral Agent to guarantee and secure the Obligations) and (y) if such Subsidiary is a Loan Party organized under the laws of Canada or any province thereof, the Parent Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Canadian Security Agreement, the Canadian Pledge Agreement and each other applicable Security Document in the manner provided therein, in each case within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Collateral Agent or the Required Lenders shall reasonably request and (ii) if any Equity Interests or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Parent Borrower will cause certificates and promissory notes evidencing such Equity Interests and Indebtedness to be pledged to secure the Obligations within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Loan Party, Equity Interests of such Subsidiary that are owned by or on behalf of the Parent Borrower or a Subsidiary Loan Party and that are to be pledged to secure the Obligations may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary) and (b) any Subsidiary which is not a Loan Party commences a Chapter 11 case which is administratively consolidated with the Chapter 11 Cases, the Parent Borrower will notify the Agents and the Lenders thereof and if (i) such Subsidiary is not organized under the laws of Canada or any province thereof, the Parent Borrower will cause such Subsidiary to become a party to (x) this Agreement, as a Borrower, or the Guarantee Agreement, as a Guarantor (y) the Domestic Security Agreement, the Domestic Pledge Agreement and each other applicable Security Document in the manner provided therein or (ii) if such Subsidiary is organized under the laws of Canada or any province thereof, the Parent Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Canadian Security Agreement, the Canadian Pledge Agreement and each other applicable Security Document in the manner provided therein, in each case within three Business Days after such Subsidiary's Chapter 11 case is administratively consolidated with the Chapter 11 Cases and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Collateral Agent or the Required Lenders shall reasonably request.



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            SECTION 5.13. Further Assurances. (a) The Parent Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Parent Borrower also agrees to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Parent Borrower or any other Loan Party after the Effective Date (other than assets constituting Collateral that become subject to the Lien of the appropriate Security Agreements upon acquisition thereof), the Parent Borrower will notify the Agents and the Lenders thereof, and, if requested by any Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; provided that the following property shall not be covered by this Section 5.13(b): (i) intellectual property a security interest in which would require filings or recordations under laws other than the laws of the United States, Canada (in the case of intellectual property of the Canadian Guarantors (other than Pliant Packaging of Canada, LLC) or another Loan Party organized under the laws of Canada or any province thereof) or any jurisdiction thereof, (ii) owned real estate or leasehold interests with an aggregate fair market value of less than $5,000,000, (iii) any other items of tangible personal property with, in each case, a fair market value of less than $500,000 and (iv) items explicitly excluded by exceptions in any Security Agreement, Pledge Agreement or other Security Document.

            SECTION 5.14. Supplemental Disclosure. From time to time as may be reasonably requested by the Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at the Loan Parties' election, the Parent Borrower shall supplement each Schedule, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.



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            SECTION 5.15. Intellectual Property. The Parent Borrower will, and will cause each of the Subsidiaries to, conduct its business and affairs without infringement of or interference with any Intellectual Property (as defined in the Domestic Security Agreement) of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses (as defined in the Domestic Security Agreement).

            SECTION 5.16. Landlord Lien Waivers, Mortgagee Agreements and Bailee Letters. As reasonably requested by the Collateral Agent and to the extent not otherwise addressed to each Agent's reasonable satisfaction in the Interim Order and the Final Order, the Parent Borrower will, and will cause each of the Subsidiaries to, use commercially reasonable efforts to obtain a Landlord Lien Waiver, mortgagee agreement or Bailee Letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

            SECTION 5.17. Depository Banks. The Parent Borrower will, and will cause each of the Subsidiaries to, maintain a bank reasonably acceptable to the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

            SECTION 5.18. ERISA. The Parent Borrower will, and will cause each of the Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Loan Parties are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

                                  ARTICLE VI

                              Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness. The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents;



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          (ii) Indebtedness existing on the Effective Date and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (iii) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.05;

          (iv) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower, any other Subsidiary; provided that (i) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.05, (ii) any Guarantee after the Effective Date of the Senior Subordinated Notes by a Subsidiary shall not be permitted (A) unless each Agent consents or (B) as otherwise provided by the Bankruptcy Court after appropriate notice and hearing;

          (v) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, including Capital Lease Obligations incurred pursuant to transactions permitted by
     Section 6.07, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within 20 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $10,000,000 at any time outstanding;

          (vi) the Senior First Lien Notes in an aggregate principal amount at maturity not exceeding an amount equal to the sum of (A) the aggregate accreted value of the Amended 2004 Notes on the 2004 Notes Restatement Date plus the aggregate principal amount of additional Senior First Lien Notes issued in payment of interest thereon plus the amount of additional Permitted Notes Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest and premium thereon and (B) the 2004 Notes Remaining Amount plus the amount of additional Permitted Notes Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest (not included in the accreted value) and premium thereon;

          (vii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Parent Borrower or any of the Subsidiaries in the ordinary course of business;

          (viii) [Intentionally Omitted];

          (ix) other Indebtedness of any Subsidiary that is not a Loan Party; provided that the aggregate amount of Indebtedness that may be incurred pursuant to this clause (ix) and outstanding at any time shall not exceed $15,000,000, minus (A) the aggregate amount of Indebtedness that has been incurred pursuant to clauses (v) and (viii) above


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     and that is outstanding at such time and (B) the aggregate amount of other obligations that have been secured pursuant to subclause (i) of clause (d) of the definition of "Permitted Encumbrances" and that are outstanding at such time;

          (x) the Senior Second Lien Notes in an aggregate principal amount not exceeding $250,000,000 plus the amount of additional Permitted Notes Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest and premium thereon;

          (xi) the Senior Subordinated Notes in an aggregate principal amount not exceeding $320,000,000 plus the amount of additional Permitted Notes Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest and premium thereon;

          (xii) the Existing Preferred Stock and all additional shares of such Preferred Stock permitted to be issued under Section 6.09(a)(ii), in each case to the extent that such Preferred Stock is or may subsequently become characterized as Indebtedness in the consolidated financial statements of the Parent Borrower in accordance with GAAP and other applicable financial accounting standards;

          (xiii) Indebtedness arising under or in connection with the Pre-Petition Loan Agreement;

          (xiv) the Existing Letters of Credit; and

          (xv) the Series B Preferred Stock permitted to be issued under this Agreement, to the extent that such Series B Preferred Stock is or may subsequently become characterized as Indebtedness in the consolidated financial statements of the Parent Borrower in accordance with GAAP and other applicable accounting standards.

            SECTION 6.02. Certain Equity Securities. The Parent Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock (other than Qualified Preferred Stock of the Parent Borrower) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of the Parent Borrower or any Subsidiary.

            SECTION 6.03. Liens. The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Subsidiary


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     and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (v) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary other than property directly related to such fixed or capital assets and of a type customarily covered by such Liens, except that such security interests may not apply to any accounts receivable or inventory;

          (f) Liens securing Indebtedness incurred pursuant to Section 6.01(ix); provided that such Liens shall apply only to properties and assets of Foreign Subsidiaries that are not Loan Parties;

          (g) leases and subleases of real property and tangible personal property and licenses and sublicenses of intellectual property rights, in each case granted in the ordinary course of business and not interfering individually or in the aggregate (with all such licenses and subleases being taken as a whole) in any material respect with the conduct of the business of the Parent Borrower and the Subsidiaries;

          (h) Liens to secure compensation and indemnity obligations to the trustee under the indenture for the Senior Subordinated Notes and the warrant agent under the warrant agreement for the Warrants;

          (i) Liens granted under the Senior First Lien Security Documents or the Senior Second Lien Security Documents; provided that (i) such Liens secure only obligations under the Senior First Lien Note Documents and the Senior Second Lien Note Documents, respectively, except that such obligations shall not include obligations under any Indebtedness (or obligations under any Swap Agreements) except to the extent incurred pursuant to Section 6.01(x), with respect to the Senior Second Lien Notes, or Section 6.01(vi), with respect to the Senior First Lien Notes,
     (ii) such Liens do not apply


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     to any asset other than Collateral that is subject to a Lien granted under a Security Document to secure the Obligations, (iii) any Liens on any Collateral that secure obligations in respect of the Senior First Lien Notes or Senior Second Lien Notes are subordinated to the Liens on such Collateral that secure the Obligations and (iv) all such Liens granted under the Senior First Lien Security Documents and Senior Second Lien Security Documents shall be subject to the terms of the Intercreditor Agreement;

          (j) Liens on cash deposited with the issuing bank for any Existing Letter of Credit to cash collateralize such Existing Letter of Credit (including with respect to interest, fees and expenses associated therewith); provided that (i) the amount of such cash subject to such Lien at any time shall not exceed 105% of the face amount of such Existing Letter of Credit and (ii) upon the termination or expiration of such Existing Letter of Credit, to the extent there has been no drawing under such Existing Letter of Credit that has not been reimbursed at such time, an amount of cash equal to 105% of the face amount of such Existing Letter of Credit (less any amounts retained to pay interest, fees and expenses associated therewith) shall be promptly released from such Lien; and

          (k) Liens arising under or in connection with the Pre-Petition Loan Agreement.

            SECTION 6.04. Fundamental Changes. (a) The Parent Borrower will not and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing
(i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary that is a Loan Party; provided that if any Subsidiary that is party to such transaction is (A) a Loan Party, the surviving entity must be a Loan Party or (B) a Domestic Subsidiary Borrower, the surviving entity must be a Domestic Subsidiary Borrower, (iii) any Subsidiary that is not a Loan Party may merge into any Subsidiary that is not a Loan Party, (iv) any Subsidiary (other than any Domestic Subsidiary Borrower) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05 and (v) the Parent Borrower may merge with an Affiliate incorporated under the laws of the State of Delaware solely for the purpose of incorporating or organizing the Parent Borrower under the laws of the State of Delaware; provided that such merger does not adversely affect the Lenders in any material respect.

            (b) The Parent Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and the Subsidiaries on the Effective Date and businesses reasonably related, ancillary or complementary thereto.

            SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Parent Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other


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securities (including any option, warrant or other right to acquire any of the forgoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth on
     Schedule 6.05(b), to the extent such investments would not be permitted under any other clause of this Section 6.05;

          (c) investments by the Parent Borrower and the Subsidiaries in the Equity Interests of their respective Subsidiaries (that are Subsidiaries prior to such Investment); provided that (i) any such Equity Interests owned by a Loan Party shall be pledged to secure the Obligations and
     (ii)(A) the amount of any such investment by a Loan Party in a Subsidiary that is not a Loan Party shall be automatically added to the Accumulated Investment Balance and (B) the Accumulated Investment Balance shall not exceed $7,000,000 during any fiscal year of the Parent Borrower;

          (d) loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) other than loans or advances made to Pliant Film Products GmbH, any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to secure the Obligations and (ii)(A) the amount of any such loan or advance by a Loan Party to a Subsidiary that is not a Loan Party shall be automatically added to the Accumulated Investment Balance and (B) the Accumulated Investment Balance shall not exceed $7,000,000 during any fiscal year of the Parent Borrower;

          (e) Guarantees by the Parent Borrower of Indebtedness and other obligations of any Subsidiary and Guarantees by any Subsidiary of Indebtedness or other obligations of the Parent Borrower or any Subsidiary; provided that (i) after the Effective Date, no Subsidiary shall Guarantee the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes unless (A) such Subsidiary also has Guaranteed the Obligations, (B) with respect to any Guarantee of the Senior Subordinated Notes, such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes and (C)(1) each Agent consents or (2) as otherwise provided by the Bankruptcy Court after appropriate notice and hearing, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 and (iii) in the event of any Guarantee by a Loan Party of Indebtedness of a Person that is not a Loan Party, (A) the aggregate principal amount of such Indebtedness shall be automatically added to the Accumulated Investment Balance and (B) the Accumulated Investment Balance shall not exceed $7,000,000 during any fiscal year of the Parent Borrower;



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

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) [Intentionally Omitted];

          (h) [Intentionally Omitted];

          (i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (j) investments of any Person existing at the time such Person becomes a Subsidiary or at the time such Person merges or consolidates with the Parent Borrower or any of the Subsidiaries, in either case in compliance with the terms of this Agreement; provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger or consolidation;

          (k) Swap Agreements entered into in compliance with Section 6.08;

          (l) other loans, advances and investments; provided that (i) the amount of any such loan, advance or investment made pursuant to this clause (l) shall be automatically added to the Accumulated Investment Balance and (ii) the Accumulated Investment Balance shall not exceed $7,000,000 during any fiscal year of the Parent Borrower; and

          (m) notes or other evidences of Indebtedness acquired as consideration in connection with a sale, transfer, lease or other disposition of any asset by the Parent Borrower or any of the Subsidiaries.

            SECTION 6.06. Asset Sales. The Parent Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it (other than any such sale, transfer, lease or other disposition resulting from any casualty or condemnation of any assets of the Parent Borrower or any of the Subsidiaries), nor will the Parent Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus tangible property and Permitted Investments in the ordinary course of business;

          (b) sales, transfers, issuances and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10;

          (c) leases and licenses entered into in the ordinary course of business;

          (d) sales in connection with sale-leasebacks permitted under Section 6.07;



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


          (e) sales of investments referred to in clauses (b), (f), (l) and
     (m) of Section 6.05;

          (f) sales, transfers and dispositions of assets (other than Equity Interests of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause
     (f) shall not, in the aggregate, exceed $1,000,000 during the term of this Agreement;

          (g) sales, transfers and dispositions of Foreign Assets;

          (h) transfers and dispositions constituting investments permitted under Section 6.05; and

          (i) sales, transfers and dispositions of the assets set forth in
     Schedule 6.06; provided that the Parent Borrower provides the Administrative Agent, the Collateral Agent with written notice of any such sale, transfer or disposition not less than five Business Days prior to the consummation thereof;

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for an amount not less than fair value (as determined in good faith by the Board of Directors of the Parent Borrower), or, in the case of clause (d) above, for an amount, if less, equal to the aggregate cost expended for the property that is the subject of such sale-leaseback (except that those permitted by clause (a) above shall be made on terms that are customary in the ordinary course) and for consideration in cash. For purposes of this Section 6.06, the following shall be deemed to be cash: (a) the assumption of any liabilities of the Parent Borrower or any Subsidiary with respect to, and the release of the Parent Borrower or such Subsidiary from all liability in respect of, any Indebtedness of the Parent Borrower or the Subsidiaries permitted hereunder (in the amount of such Indebtedness) in connection with a sale, transfer, lease or other disposition of Collateral permitted under Section 6.06 and (b) securities received by the Parent Borrower or any Subsidiary from the transferee that are immediately convertible into cash without breach of their terms or the agreement pursuant to which they were purchased and that are promptly converted by the Parent Borrower or such Subsidiary into cash.

            SECTION 6.07. Sale and Lease-Back Transactions. The Parent Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such sale of fixed or capital assets that is consummated within 120 days after the date the Parent Borrower or such Subsidiary acquires or finishes construction of such fixed or capital asset.

            SECTION 6.08. Swap Agreements. The Parent Borrower will not, and will not permit any of the Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Parent Borrower or any of the Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or


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

exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, to a fixed rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Borrower or any Subsidiary.

            SECTION 6.09. Restricted Payments; Certain Payments of Indebtedness. (a) The Parent Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Wholly Owned Subsidiaries may declare and pay dividends with respect to their Equity Interests and Subsidiaries that are not Wholly Owned Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (ii) the Parent Borrower may, subject to Section 6.02, make dividends with respect to its Equity Interests consisting solely of additional Equity Interests permitted hereunder and (iii)(A) as otherwise consented to by each Agent or (B) as otherwise provided by the Bankruptcy Court after appropriate notice and hearing; provided that in each case, no Default has occurred and is continuing or would result therefrom.

            (b) The Parent Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Senior First Lien Note, Senior Second Lien Note or Senior Subordinated Note, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Senior First Lien Note, Senior Second Lien Note or Senior Subordinated Note (i) unless each Agent consents or (ii) as otherwise provided by the Bankruptcy Court after appropriate notice and hearing.

            SECTION 6.10. Transactions with Affiliates. The Parent Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including any Subsidiary), except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (as determined in good faith by members of the board of directors of the Parent Borrower having a majority of the voting power held by all disinterested members of the board of directors of the Parent Borrower),
(b) transactions between or among the Loan Parties and not involving any other Affiliate (except to the extent the involvement with the other Affiliate otherwise complies with this Section 6.10), (c) any Restricted Payment permitted by Section 6.09, (d) transactions expressly contemplated by Schedule
6.10 and (e) the issuance of shares of the Series B Preferred Stock to "Eligible Persons" pursuant to the terms of the 2004 Restricted Stock Incentive Plan of the Parent Borrower, to the extent such issuance has been approved in good faith by members of the board of directors of the Parent Borrower having a majority of the voting power held by all disinterested members of the board of directors of the Parent Borrower.

            SECTION 6.11. Restrictive Agreements. The Parent Borrower will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the


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

ability of the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on capital stock) or to make or repay loans or advances to the Parent Borrower or any other Subsidiary (it being understood that the subordination of loans or advances made to the Parent Borrower or any Subsidiary to other Indebtedness incurred by the Parent Borrower or such Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.11, (iii) the foregoing shall not apply to any restriction or condition with respect to a Subsidiary pursuant to an agreement relating to any Equity Interests or Indebtedness of such Subsidiary, in each case incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Parent Borrower (other than Equity Interests or Indebtedness incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by the Parent Borrower) and outstanding on such date; (iv) the foregoing shall not apply to any restriction or condition pursuant to an agreement refinancing an agreement referred to in clause (i), (ii) or (iii) or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) or this clause (iv); provided, however, that the conditions and restrictions contained in any such refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in the applicable predecessor agreement; (v) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or other secured obligations permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or other obligations, (vii) clause (a) of the foregoing shall not apply to customary provisions in contracts restricting the assignment thereof, or the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; (viii) the foregoing shall not apply to restrictions imposed by any agreement relating to Indebtedness of a Foreign Subsidiary (other than a Foreign Subsidiary that is a Loan Party) that applies only to such Foreign Subsidiary and its assets (including its subsidiaries); (ix) the foregoing shall not apply to net worth provisions in lease and other agreements entered into by the Parent Borrower or any Subsidiary in the ordinary course of business; and (x) the foregoing shall not apply to restrictions imposed by the Senior First Lien Note Documents, the Senior Second Lien Note Documents and the Senior Subordinated Note Documents.

            SECTION 6.12. Amendment of Material Documents. The Parent Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, including the terms related to the Existing Preferred Stock (other than amendments and modifications that are not adverse to the interests of the Lenders and do not impair the exercise of remedies under any

Security Document) or (b) the Senior First Lien Note Documents, the Senior Second Lien Note Documents or the Senior Subordinated Note Documents (other than amendments to the Senior First Lien Security Documents or the Senior Second Lien Security Documents that are not adverse to the interests of the Lenders and do not impair the exercise of remedies under any Security Document).

            SECTION 6.13. Repayment of Indebtedness. Except pursuant to a confirmed plan of reorganization in the Chapter 11 Cases and except as specifically permitted hereunder, no Borrower shall, without the express prior written consent of the Administrative Agent or pursuant to an order of the Bankruptcy Court after notice and hearing, make any payment or transfer with respect to any Lien or Indebtedness incurred or arising prior to the filing of the Chapter 11 Cases that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise.

            SECTION 6.14. Cash Held by Foreign Subsidiaries. The Parent Borrower will not permit at any time on any day (a) the aggregate amount of "cash and cash equivalents" and "marketable securities" of the Foreign Subsidiaries (other than Foreign Subsidiaries that are Loan Parties), in each case that would be required to be reflected on a consolidated balance sheet of the Parent Borrower and the Subsidiaries prepared as of such time in accordance with GAAP, minus (b) the aggregate amount of payments in such cash and cash equivalents that the Parent Borrower reasonably and in good faith determines will be made by the Foreign Subsidiaries that are not Loan Parties (and will reduce such cash and cash equivalents) on such day to exceed $10,000,000.

            SECTION 6.15. ERISA. The Parent Borrower will not, and will not permit any Subsidiary to, cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $250,000 in the aggregate.

            SECTION 6.16. Cancellation of Indebtedness. The Parent Borrower will not, and will not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

            SECTION 6.17. Change in Fiscal Year; Accounting Policies. The Parent Borrower will not, and will not permit any Subsidiary to, change its fiscal year from a year ending December 31 unless required by law, in which case such Loan Party will give the Administrative Agent at least thirty (30) days prior written notice thereof. Subject to Section 1.04, the Parent Borrower will not, and will not permit any Subsidiary to, change its accounting policies from those used to prepare the financial statements delivered pursuant to Section 4.01(i) without the prior written consent of the Administrative Agent



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            SECTION 6.18. Financial Covenants. The Parent Borrower shall have at the end of each fiscal month set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than:

      Fiscal Month Ending                 Minimum Fixed Charge Coverage Ratio
      -------------------                 -----------------------------------
      January 31, 2006                                0.77:1.00
      February 28, 2006                               0.77:1.00
      March 31, 2006                                  0.88:1.00
      April 30, 2006                                  0.88:1.00
      May 31, 2006                                    0.90:1.00
      June 30, 2006                                   1.09:1.00
      July 31, 2006                                   1.10:1.00
      August 31, 2006                                 1.10:1.00
      each fiscal month thereafter                    1.20:1.00

            SECTION 6.19. No Additional Deposit Accounts. No Loan Party shall open, maintain or otherwise have any deposit accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the accounts set forth on
Schedule 6.19, each of which shall (i) with respect to the Loan Parties (other than the Canadian Guarantors) on the Effective Date, be subject to a deposit account control agreement in form and substance reasonably satisfactory to the Collateral Agent or (ii) with respect to the Canadian Guarantors, be subject to the cash sweep as provided in the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, (b) deposit accounts established after the Effective Date that are subject to a deposit account control agreement, in form and substance reasonably satisfactory to the Collateral Agent, (c) other deposit accounts established solely as payroll and other zero balance accounts.

            SECTION 6.20. Pliant Investment, Inc. and Alliant Company LLC. (a) Pliant Investment, Inc. shall not hold any assets other than the membership interest of Alliant Company LLC and may not have any liabilities other than
(i) the liabilities under the Loan Documents and (ii) tax and routine administrative liabilities in the ordinary course of business and (b) Alliant Company LLC shall not hold any assets and may not have any liabilities other than (i) the liabilities under the Loan Documents, (ii) tax and routine administrative liabilities in the ordinary course of business and (iii) assets and liabilities related to the indemnity escrow established in connection with the sale of its assets.

            SECTION 6.21. Reclamation Claims. No Loan Party shall enter into any agreement to return any of its Inventory to any of its creditors for application against any Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims under Section 546(h) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against any of its Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount of Prepetition Indebtedness, Prepetition trade payables and other Prepetition claims subject to all such agreements, setoffs and recoupments since the Petition Date would exceed $500,000.



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            SECTION 6.22. Chapter 11 Claims. No Loan Party shall incur, create, assume, suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claims of the Agents and the Lenders against the Borrowers, except as set forth in Section 2.20(b).

                                 ARTICLE VII

                               Events of Default

            Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court or any notice to any Loan Party, if any one or more of the following events ("Events of Default") shall occur:

            (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) any Borrower shall fail to (i) pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, or (ii) fail to deliver any Borrowing Base Certificate required to be delivered pursuant to the terms of this Agreement, and, in the case of clause (ii), such failure shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall have been incorrect in any material respect when made or deemed made;

            (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 2.20, 2.23, 2.24, 4.02, 5.02, 5.04 (with respect to the existence of such Borrower) 5.11 or 5.19 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and if such failure is capable of being cured, such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

            (f) the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness entered into either (x) Prepetition and which is affirmed after the Petition Date or (y) Postpetiton, when and as the same shall become due and payable, including any applicable grace period;



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            (g) except for defaults occasioned by the filing of the Chapter 11
Cases and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits any Loan Party from complying or permits any Loan Party not to comply, any event or condition occurs that results in any Material Indebtedness entered into either (x) Prepetition and which is affirmed after the Petition Date or (y) Postpetiton, becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness in a manner not prohibited by this Agreement;

            (h) [Intentionally Omitted];

            (i) [Intentionally Omitted];

            (j) [Intentionally Omitted];

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (net of amounts covered by insurance as to which the insurer has not denied liability) shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and the Subsidiaries in an aggregate amount exceeding
(i) $7,000,000 in any year or (ii) $10,000,000 for all periods;

            (m) (i) any Loan Document shall for any reason be asserted by the Parent Borrower or any of the Subsidiaries not to be a legal, valid and binding obligation of any party thereto, (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the Loan Documents, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (B) as a result of (1) the Collateral Agent's failure to take any action reasonably requested by the Parent Borrower in order to maintain a valid and perfected Lien on any Collateral or (2) any action taken by the Collateral Agent to release any Lien on any Collateral or
(C) Liens on any item of Collateral with a fair market value not exceeding $500,000, (iii) the Guarantees pursuant to the Guarantee Agreements by the Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted by any Loan Party not to be in effect or not to be legal, valid and binding obligations, or (iv) the Obligations of any Borrower or the Guarantees thereof by the Loan Parties pursuant to the

Security Documents shall be invalidated or otherwise cease, or shall be asserted by any Loan Party to be invalid or to cease, to be legal, valid and binding obligations of the parties thereto;

            (n) a Change in Control shall occur;

            (o) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $250,000 in the aggregate in any Borrowing Base Certificate) and (ii) errors understating the Borrowing Base); or

            (p) the occurrence of any of the following in the Chapter 11
Cases:

          (i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by a Loan Party in any Chapter 11 Case: (w) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (x) to grant any Lien other than Permitted Encumbrances upon or affecting any Collateral; (y) except as provided in the Interim or Final Order, as the case may be, to use cash collateral of the Agents under Section 363(c) of the Bankruptcy Code without the prior written consent of Agent and Lenders; or (z) any other action or actions materially adverse to the Agents and the Lenders or their rights and remedies hereunder or their interest in the Collateral;

          (ii) the confirmation of any plan of reorganization or disclosure statement attendant thereto with respect to a Loan Party to which (x) the Lenders do not consent or otherwise agree to the treatment of their claims under this Agreement or (y) (1) the Pre-Petition Agents do not consent or otherwise agree to the treatment of their claims under the Pre-Petition Loan Agreement or (2) such plan of reorganization does not contain a provision for termination of the Commitments under and as defined in the Pre-Petition Loan Agreement and repayment in full in cash of all of the Obligations under and as defined in the Pre-Petition Loan Agreement;

          (iii) the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization that does not contain a provision for termination of the Commitments and repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans;

          (iv) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order without the written consent of all of the Lenders or the filing by any Loan Party of a motion for reconsideration with respect to the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order;

          (v) the Final Order is not entered immediately following the expiration of the Interim Order;



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          (vi) the payment of, or application for authority to pay, any pre-petition claim without the Lenders' prior written consent or pursuant to an order of the Bankruptcy Court after notice and hearing unless otherwise permitted under this Agreement;

          (vii) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral;

          (viii) the appointment of an interim or permanent trustee in the Chapter 11 Cases or the appointment of a receiver or an examiner in the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of such Borrower; or the sale without the Agents' and the Lenders' consent, of all or substantially all of such Borrower's assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases, or otherwise that does not provide for payment in full of the Obligations and termination of the Lenders' commitment to make Loans;

          (ix) the dismissal of the Chapter 11 Cases, or the conversion of the Chapter 11 Cases from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise;

          (x) the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code or the Canadian Stay Order (x) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority, which in either case would have a Material Adverse Effect;

          (xi) the commencement of a suit or action against any Agent or any Lender and, as to any suit or action brought by any Person other than a Loan Party or a subsidiary, officer or employee of a Loan Party, the continuation thereof without dismissal for thirty (30) days after service thereof on such Agent or such Lender, that asserts by or on behalf of a Borrower, the Environmental Protection Agency, any state environmental protection or health and safety agency, or any official committee in the Chapter 11 Cases, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of the Collateral Agent or the Lenders;

          (xii) the entry of an order in the Chapter 11 Cases avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement;

          (xiii) the failure of any Loan Party to perform any of its obligations under the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order; or

          (xiv) the entry of an order in any of the Chapter 11 Cases or by the Canadian Court granting any other super priority administrative claim or Lien equal or superior to


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     that granted to the Collateral Agent, on behalf of itself and the
     Lenders, except for the Carve-Out Amount and the Senior Claims;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or such other Lenders as and when provided in the Security Documents) shall, notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, except as expressly provided herein, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable (the "remaining Loans") may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations (other than any remaining Loans) of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) exercise any rights and remedies provided to any Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; and pursuant to the Interim Order and the Final Order, the automatic stay of Section 362 of the Bankruptcy Code or the Canadian Stay Order shall be modified and vacated to permit the Lenders to exercise their remedies under this Agreement and the Loan Documents, without further application or motion to, or order from, the Bankruptcy Court or the Canadian Court; provided, however, that notwithstanding anything to the contrary contained herein, the Collateral Agent shall be permitted to exercise any remedy in the nature of a liquidation of, or foreclosure on, any interest of any Loan Party in the Collateral only upon three (3) Business Days' prior written notice to such Borrower, the Borrowers' bankruptcy counsel, counsel approved by the Bankruptcy Court for the Committee and the U.S. Trustee. If any Event of Default has occurred and is continuing under clause (a) or (b) of this Article then the Administrative Agent shall, or if any other Event of Default has occurred and is continuing, the Administrative Agent may (and at the written request of the Required Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, increase the rate of interest applicable to the Loans and any fee or other amount payable by any Borrower hereunder to the rate set forth in Section 2.12(d). Upon the occurrence of an Event of Default and the exercise by Lenders of their rights and remedies under this Agreement and the other Loan Documents, the Loan Parties shall assist the Lenders in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition.

                                 ARTICLE VIII

                                  The Agents

            Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby


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

authorizes GE Capital to consent, on behalf of each Lender, to an Interim Order substantially in the form attached as Exhibit F, to the Canadian Interim Order, to the Final Order and the Canadian Final Order to be negotiated between the Borrowers, the Agents and the Committee.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and
(c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Borrowers), independent accountants and other experts selected by it, and


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

shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the other Agents, the Lenders, the Issuing Bank and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

            The provisions of this Article shall apply to the Collateral Agent as though named herein as the Administrative Agent. Notwithstanding any other provision contained herein, neither the Arranger nor the Syndication Agent shall, in their capacity as such, have any responsibilities under this Agreement or the other Loan Documents.



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

                                  ARTICLE IX

                            [Intentionally Omitted]

                                  ARTICLE X

                                 Miscellaneous

            SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to any Borrower, to the Parent Borrower at 1475 Woodfield Road, Suite 700, Schaumberg, Illinois 60173, Attention: Chief Financial Officer (Telecopy No. (847) 969-3338), with a copy to Sidley Austin Brown & Wood LLP, One South Dearborn Street, Chicago, Illinois 60603,
     Attention: Michael L. Gold, (Telecopy No. (312) 853-7036);

          (ii) if to the Administrative Agent, the Collateral Agent or the Swingline Lender, to General Electric Capital Corporation, 500 West Monroe Street, Chicago, Illinois 60661, Attention: Account Manager - Pliant Corporation (Telecopy No. (312) 463-3840), with copies to General Electric Capital Corporation, 201 Merritt 7, Norwalk, Connecticut 06856,
     Attention: Corporate Counsel - Commercial Finance (Telecopy No. (203) 956-4001) and Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308, Attention: Jesse H. Austin, III (Telecopy No. (404) 815-2424); (iii) if to the Issuing Bank, c/o General Electric Capital Corporation, 500 West Monroe Street, Chicago, Illinois 60661, Attention: Account Manager - Pliant Corporation (Telecopy No. (312) 463-3840), with a copy to General Electric Capital Corporation, 201 Merritt 7, Norwalk, Connecticut 06856, Attention: Corporate Counsel - Commercial Finance (Telecopy No. (203) 956-4001);

          (iv) [Intentionally Omitted]; and

          (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.



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

            (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance or a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall have the effect of:

          (i) increasing the Commitment of any Lender without the consent of each Lender (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.15);

          (ii) reducing the principal amount of any Loan or LC Disbursement or reducing the rate of interest thereon, or reducing any fees payable hereunder, without the written consent of each Lender affected thereby and the Agents;

          (iii) postponing the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest thereon, or any fees payable hereunder, or reducing the amount of, waiving or excusing any such payment, or postponing the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby and the Agents;

          (iv) changing Section 2.17(b), (c) or (d) in a manner that would alter the way that payments are shared, without the written consent of each Lender;



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

          (v) changing any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class, including as contemplated by the term "Required Domestic Lenders") required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

          (vi) releasing any Loan Party from its Guarantee under any Guarantee Agreement (except with respect to the dissolution, consolidation or merger of such Guarantor in accordance with the terms of Section 6.04 or as expressly provided in the applicable Guarantee Agreement), or limiting its liability in respect of such Guarantee, without the written consent of each Lender; provided, however, that if the Required Lenders have approved the sale of the Equity Interests of such Loan Party, the consent of the Required Lenders (and not each Lender) shall be required for such release;

          (vii) releasing all or substantially all the Collateral from the Liens of the Security Documents (except as expressly provided therein), without the written consent of each Lender;

          (viii) changing any provision of any Loan Document to permit the Parent Borrower or any of the Subsidiaries to enter into any accounts receivable or inventory securitization transaction or other similar financing arrangement, including any sale of, or any grant of a security interest in, accounts receivable or inventory in connection with any asset securitization or other similar financing arrangement, without the written consent of Lenders having Commitments representing in the aggregate more than 66-(2)/3% of the total amount of the Commitments at such time; or

          (ix) changing any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; and

      provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swingline Lender without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be.

            (c) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting Lender"), then so long as no Agent is a Non-Consenting Lender, the Administrative Agent may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement,
(i) another bank or other entity which is reasonably satisfactory to the Parent Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to


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

an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause
(b) of Section 10.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver; Joint and Several Obligations. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their respective Affiliates (other than the Sponsor or any Person Controlled by the Sponsor), including the reasonable fees, charges and disbursements of counsel for the Agents and the Arranger, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank, the Arranger or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank, the Arranger or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrowers shall indemnify each Agent, the Issuing Bank, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Parent Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not,


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

as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates) or to the extent such damages constitute special, indirect or consequential damages (as opposed to direct or actual damages).

            (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, the Issuing Bank, the Arranger or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank, such Arranger or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time.

            (d) To the extent permitted by applicable law, the Borrowers shall not assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) Each Borrower agrees, jointly and severally, to pay on demand all fees, costs and expenses (including reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) incurred in connection with
(i) the obtaining of approval of the Loan Documents by the Bankruptcy Court; and (ii) the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any subsequent case under Chapter 7 of the Bankruptcy Code, and general monitoring of the Chapter 11 Cases and any subsequent case under Chapter 7 of the Bankruptcy Code.

            (f) All amounts due under this Section shall be payable promptly after written demand therefor. Each Borrower shall be jointly liable for all expense reimbursement and indemnification obligations under this Section 10.03, and all other Obligations of the Borrowers under this Agreement.

            SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit and including, with respect to each Borrower, the estate of such Borrower, any trustee or successor-in-interest of such Borrower in its Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code), except that
(i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent


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shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank, the Arranger and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

               (A) the Parent Borrower; provided that no consent of the Parent Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default has occurred and is continuing;

               (B) the Administrative Agent; and

               (C) the Swingline Lender.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

               (C) the parties to each such assignment relating to the assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax documentation.



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

            For the purposes of this Section 10.04(b), the term "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered, managed or controlled by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages or controls a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Parent Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Parent Borrower, each Domestic Subsidiary Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption and all applicable tax documentation executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or


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other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) each Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (vii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to
Section 2.17(d) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided, however, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall


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

remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, or the laws of Canada or any province or territory thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Parent Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Parent Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 10.03 and 10.13 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Agents, the Arranger or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.



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

            SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

            SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court; provided, however that the Agents, the Lenders and the Borrowers acknowledge that (i) any appeals from the Bankruptcy Court may have to be heard by a court other than the Bankruptcy Court and (ii) matters pertaining to any order of the Canadian Court may have to be heard by the Canadian Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

            (c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.



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

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' investment advisors, directors, officers, employees and agents, including accountants, legal counsel and other advisors (the "Representatives") and any direct or indirect contractual counterparty in swap agreements entered into in connection with a Lender's outstanding Loans from time to time or to such contractual counterparty's professional advisor (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and, in the case of any such contractual counterparty or its professional advisor, such persons shall agree in writing to be bound by the provisions of this Section 10.12), (b) to the extent requested or demanded by any Governmental Authority or any self-regulatory organization (including the National Association of Insurance Commissioners or other similar organization), (c) to the extent required by applicable laws or regulations or by any subpoena, order or similar legal process; provided that, to the extent reasonably practicable and not prohibited by applicable laws or regulations or by any judicial or administrative order, such Person will provide the Parent Borrower with prior notice of such disclosure, (d) any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap


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or derivative transaction relating to the Parent Borrower and its obligations,
(h) with the consent of the Parent Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Borrower, any Subsidiary or any of their Representatives that is not known to such Person to be subject to any obligation of confidentiality to the Parent Borrower or any Subsidiary. For the purposes of this Section, "Information" means all information received from the Parent Borrower, any Subsidiary or any of their Representatives relating to the Parent Borrower, the Subsidiaries or their businesses, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together


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with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 10.15. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement, the Interim Order, the Final Order, the Canadian Interim Order or the Canadian Final Order conflicts with any provision in any of the other Loan Documents, the provision contained in the Interim Order, the Final Order, the Canadian Interim Order or the Canadian Final Order, as the case may be, shall govern and control.

            SECTION 10.16. Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Loan Party, the estate of each Borrower, and any trustee or successor in interest of any Borrower in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to
Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Agents and the Lenders and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Cases or any other bankruptcy case of any Loan Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Cases or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lenders file financing statements or otherwise perfect its security interests or Liens under applicable law.

            SECTION 10.17. Pre-Petition Loan Agreement. The Borrowers hereby agree that (i) this Agreement is separate and distinct from the Pre-Petition Loan Agreement and (ii) the Pre-Petition Loan Agreement is in full force and effect.

            SECTION 10.18. Agents as Party in Interest. Each Borrower hereby stipulates and agrees that, until the repayment in full of the Obligations and the termination of this Agreement, each Agent is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Without limitation of the foregoing, each Agent shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Loans, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), until the repayment in full of the Obligations and the termination of this Agreement.

                                  ARTICLE XI

          Cross-Guaranty, Subrogation, Contribution and Subordination

            SECTION 11.01. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally


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guarantees to the Agents and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agents and the Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article XI shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article XI shall be absolute and unconditional, irrespective of, and unaffected by,

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

            (b) the absence of any action to enforce this Agreement (including this Article XI) or any other Loan Document or the waiver or consent by the Agents and the Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agents and Lenders in respect thereof (including the release of any such security);

            (d) the insolvency of any Loan Party; or

            (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

            SECTION 11.02. Waivers by the Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agents or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, the Agents and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article XI and such waivers, the Agents and the Lenders would decline to enter into this Agreement.

            SECTION 11.03. Benefit of Guaranty. Each Borrower agrees that the provisions of this Article XI are for the benefit of the Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Agents or the Lenders, the obligations of such other Borrower under the Loan Documents.

            SECTION 11.04. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in


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Section 11.07, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court) to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Agents and the Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Article XI, and that the Agents, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.04.

            SECTION 11.05. Election of Remedies. If any Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, any Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article XI. If, in the exercise of any of its rights and remedies, any Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such Agent or such Lender and waives any claim based upon such action, even if such action by such Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by such Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event any Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether any Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article XI, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

            SECTION 11.06. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Article XI (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Article II) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and



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

            (b) the amount that could be claimed by the Agents and the Lenders from such Borrower under this Article XI without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 11.07.

            SECTION 11.07. Contribution with Respect to Guaranty Obligations.

            (a) To the extent that any Borrower shall make a payment under this Article XI of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Article XI without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This Section 11.07 is intended only to define the relative rights of the Borrowers and nothing set forth in this Section 11.07 is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section
11.01. Nothing contained in this Section 11.07 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Borrowers against other Loan Parties under this Section 11.07 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

            SECTION 11.08. Liability Cumulative. The liability of the Borrowers under this Article XI is in addition to and shall be cumulative with all liabilities of each Borrower to the


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Agents and the Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

            SECTION 11.09. Subordination.

            (a) Each Loan Party covenants and agrees that the payment of any indebtedness and all obligations and liabilities owing by any Loan Party in favor of any other Loan Party, whether now existing or hereafter incurred (collectively, the "Intercompany Obligations") is subordinated, to the extent and in the manner provided in this Section 11.09, to the prior payment in full of all Obligations owed or hereafter owing to the Agents and the Lenders by the Borrowers and that such subordination is for the benefit of the Agents for themselves and the Lenders.

            (b) Each Loan Party hereby (i) authorizes the Agents on behalf of the Lenders to demand specific performance of the terms of this Section 11.09 at any time when any Loan Party shall have failed to comply with any provisions of this Section 11.09 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            (c) Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (i) The Agents and Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Loan Party is entitled to receive any payment on account of the Intercompany Obligations.

          (ii) Any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, to which any other Loan Party would be entitled except for the provisions of this
     Section 11.09(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agent for the benefit of the Lenders in the manner set forth herein, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Administrative Agent for itself and Lenders.

          (iii) In the event that notwithstanding the foregoing provisions of this Section 11.09(c), any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, shall be received by any other Loan Party on account of any Intercompany Obligations before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Administrative Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Administrative Agent for itself and Lenders.



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            (d) No right of the Administrative Agent, any Lender or any other present or future holders of the Obligations to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any Loan Party, or by any noncompliance by any Loan Party with the terms of the Intercompany Obligations, regardless of any knowledge thereof which any Loan Party may have or be otherwise charged with.

                 [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                           PLIANT CORPORATION



                                     By:_______________________________________
                                        Name:
                                        Title:


                                     UNIPLAST HOLDINGS INC.



                                     By:_______________________________________
                                        Name:
                                        Title:


                                     UNIPLAST U.S., INC.



                                     By:_______________________________________
                                        Name:
                                        Title:






CREDIT AGREEMENT                      S-1

AGENTS AND LENDERS:                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                        individually, as Administrative Agent,
                                        Collateral Agent, Swingline Lender and
                                        as a Lender



                                     By:_______________________________________
                                        Name:
                                        Title:  Duly Authorized Signatory


                                     MORGAN STANLEY SENIOR FUNDING, INC.,
                                        individually, as Syndication Agent and
                                        as a Lender



                                     By:_______________________________________
                                        Name:
                                        Title:







CREDIT AGREEMENT                      S-2